REVOLVING CREDIT AGREEMENT


                  Dated as of June 14, 1996
                              among

                        CCP HOLDINGS, INC.,
          CHICAGO, CENTRAL & PACIFIC RAILROAD COMPANY,
                   CEDAR RIVER RAILROAD COMPANY,
                      IRON HORSE PROPERTIES, INC.,
                   MISSOURI RIVER BRIDGE COMPANY,

                           as Borrowers,

               THE FIRST NATIONAL BANK OF BOSTON and
               THE OTHER LENDING INSTITUTIONS LISTED
                       ON SCHEDULE 1 HERETO

                              as Banks,


                 THE FIRST NATIONAL BANK OF BOSTON,
               as Administrative Agent and Issuing Bank

                                  and

          BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
                                   Co-Agent;

         THE FIRST NATIONAL BANK OF BOSTON and BA SECURITIES, INC., having acted as co-arrangers for this transaction

                                   and

         BA SECURITIES, INC. having acted as Syndication Agent for
                           this transaction



                                  -ii-



                           TABLE OF CONTENTS




                        EXHIBITS AND SCHEDULES



Exhibit A Form of Note
Exhibit B Form of Loan Request
Exhibit C Form of Compliance Certificate
Exhibit D Form of Assignment and Acceptance


Schedule 1  Banks,   Commitments,   Commitment Percentages
Schedule 5.3   Titles to Properties; Leases
Schedule 5.7   Litigation
Schedule 5.10  Tax Status
Schedule 5.14  Certain Transactions
Schedule 5.17  Environmental Compliance
Schedule 5.18  Subsidiaries
Schedule 5.22  Agreements with Labor Unions
Schedule 6.2   Chief Executive Offices
Schedule 7.1   Existing Indebtedness
Schedule 7.2   Existing Liens
Schedule 7.3   Existing Investments



                          -2-






              REVOLVING CREDIT AGREEMENT
    This REVOLVING CREDIT AGREEMENT is made as of June 14, 1996 by and among (a) CCP HOLDINGS, INC., a Delaware corporation ("CCP
Holdings"),  CHICAGO,  CENTRAL & PACIFIC RAILROAD   COMPANY,   a
Delaware corporation ("Chicago Pacific"), CEDAR RIVER RAILROAD COMPANY, an Iowa corporation ("Cedar River"), IRON HORSE PROPERTIES, INC., a Delaware corporation ("Iron Horse"), MISSOURI RIVER BRIDGE COMPANY, a Delaware corporation ("Missouri River" and collectively with CCP Holdings, Chicago Pacific, Cedar River and Iron Horse, the Borrowers"), (b) THE FIRST NATIONAL BANK OF BOSTON, a national
banking   association   and   the  other  lending institutions  listed
on Schedule 1 hereto (c) THE FIRST NATIONAL BANK OF BOSTON, as administrative agent for itself and such other lending institutions listed on Schedule 1 hereto and as issuing bank with respect to letters of credit issued hereunder, and (d) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as co-agent for itself and such other lending institutions listed on Schedule 1 hereto.

         DEFINITIONS AND RULES OF INTERPRETATION.

                    Definitions.

The following terms shall have the meanings set forth in this Sect.1 or elsewhere in the provisions of this Credit Agreement referred to below:

Acquisition.  The acquisition by IC from the Sellers of the  capital
stock   of   CCP  Holdings  pursuant  to  the Acquisition Documents.

Acquisition Documents.   The  Stock Purchase Agreement, including  all
exhibits and schedules thereto, the Escrow Agreement (as defined in the Stock Purchase Agreement), the Non-Competition Agreement (as defined in the Stock Purchase Agreement), and all other agreements and documents required to be entered into or delivered pursuant to the Stock Purchase Agreement or in connection with the Acquisition, each in the form delivered to the Administrative Agent on or prior to the Closing Date.

Adjustment Date.  The  date  which  is the first day of the month immediately following the month in which the Agent and  the  Banks shall have received the Borrowers  quarterly unaudited  financial statements for the previous fiscal quarter pursuant to Sect. 6.4(b) and the related Compliance Certificate pursuant to Sect. 6.4(c).
The first Adjustment  Date shall   occur   with  respect  to  the
quarterly  financial statements  of  the   Borrowers   and   related
Compliance Certificate as of December 31, 1996.

Administrative  Agent.   The  First  National  Bank  of Boston acting
as administrative agent for the Banks.

Administrative Agent's Head Office. The Administrative Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

Administrative Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Administrative Agent.

Affected Bank. See Sect. 4.9(b). Affiliate. Any Person that would be considered to be an affiliate of any of the Borrowers under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if any of the Borrowers were issuing securities.

Agent's Fees. See Sect. 4.2. Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin or rate (in each case per annum) set forth below with respect to the Borrowers' Funded Debt to EBITDA Ratio, as determined for the applicable fiscal period of the Borrowers and their Subsidiaries ending immediately prior to the applicable Rate Adjustment Period and pertaining to such Adjustment Date:

   Funded Debt    Base Rate       Eurodollar Rate
   to EBITDA      Applicable          Applicable    Commitment
     Ratio          Margin             Margin          Fee


Greater  than
 or equal to
 2.50 to 1.00         0.00%            1.000%          0.35%

Less than 2.50
 to 1.00 but          0.00%            0.750%          0.30%
 greater than
 or equal to
 1.75 to1.00

Less than 1.75
 to 1.00 but          0.00%             0.625%
 greater than
 or equal to
 1.25 to1.00

Less than 1.25
 to 1.00 but          0.00%             0.500%         0.20%
 greater than
 or equal to
 0.75 to 1.00

Less than 0.75
 to 1.00              0.00%             0.375%         0.15%

Notwithstanding the foregoing, (a) for the period commencing on the Closing Date to (but not including) the first Adjustment Date which occurs following December 31, 1996, the Applicable Margin shall be at least equal to the Applicable Margin set forth above which would apply given a Funded Debt to EBITDA Ratio of less than
2.50 to 1.00 but greater than or equal to 1.75 to 1.00, (b) if the Borrowers fail to deliver any quarterly financial statements when due pursuant to Sect. 6.4(b) hereof or any Compliance Certificate when due pursuant to Sect. 6.4(c) hereof, then for the period commencing on the date which is ten (10) Business Days following the date when such materials are due (if such failure is then continuing uncured) until the relevant next Adjustment Date, the Applicable Margin shall be the highest Applicable Margin set forth above, and (c) if the Rating in effect as of any Adjustment Date shall be less than
BBB- or   Baa3 (as applicable) (or if no Rating  is  available),  then
(i) the Applicable Margin solely with respect to interest on Loans
(and not with respect to commitment fees) for the relevant Rate Adjustment Period shall be equal to the Applicable Margin as otherwise determined pursuant to the foregoing provisions of this definition plus an additional 0.25% per annum, and (ii) the Applicable Margin with respect to commitment fees for the relevant Rate Adjustment Period as otherwise determined pursuant to the foregoing provisions of this definition shall in no event be less than 0.30% per annum.

Assignment and Acceptance.  See Sect. 17.1.

Balance Sheet Date.  December 31, 1995.

Banks. FNBB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Sect. 17.

Base  Rate.   The higher of  (i)  the  annual  rate  of interest
announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

Board. The Surface Transportation Board (the entity which succeeded to the function and duties of the Interstate Commerce Commission) or any governmental authority(ies) which succeeds to the function or duties of the Surface Transportation Board or any portion thereof.

Borrowers.  See preamble.

Business  Day.   Any day  (other than  a  Saturday  or Sunday) on
which   banking   institutions in Boston, Massachusetts  are  open  for
the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

Capitalized  Leases.   Leases under which  any  of  the  Borrowers  or
any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

CCP Holdings.  See preamble.

Cedar River.  See preamble.

CERCLA.  See Sect. 5.17.

Chicago Pacific.  See preamble.

Closing  Date.   The first date on which the conditions set forth in
Sect. 9 and Sect. 10 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

Closing Fee.  See Sect. 4.1.

Co-Agent.   Bank  of America National Trust and Savings Association
acting as co-agent for the Banks.

Code.  The Internal Revenue Code of 1986.

Comfort Letter. The comfort letter relating hereto, dated as of June 14, 1996 issued by IC and accepted by the Administrative Agent.

Commitment.   With  respect to each Bank the amount set  forth in
Schedule 1 hereto as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero; or as such commitment may be adjusted from time to time pursuant to Sect. 4.9(b) or pursuant to any assignments entered into by any Bank in accordance with the provisions of Sect. 17.

Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, as such percentage may be adjusted from time to time pursuant to Sect. 4.9(b) or pursuant to any assignments entered into by any Bank in accordance with the provisions of Sect. 17.

Compliance Certificate.  See Sect. 6.4(c).

Consolidated  or  consolidated.   With reference to any term defined
herein, shall mean that term as applied to the accounts of the Borrowers and their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

Consolidated Adjusted EBIT. For any fiscal period of the Borrowers and their Subsidiaries, an amount equal to the sum of (a) Consolidated EBIT for such fiscal period, plus (b) to the extent deducted in computing Consolidated Net Income (i) the aggregate amount of amortization of any good will which is directly attributable to the Acquisition for such fiscal period, plus (ii) the aggregate incremental amount of depreciation for such fiscal period that is directly attributable to (and arises solely in respect of) any applicable write-up in the book value of assets of
the Borrowers   and   their   Subsidiaries   which  is  directly
attributable to the Acquisition.

Consolidated  EBIT.   For  any  fiscal  period  of  the  Borrowers  and
their   Subsidiaries,   the   sum  of  (a) Consolidated  Net  Income
for such period before provisions for federal and state income taxes, minus (b) the aggregate amount of all extraordinary gains or extraordinary items of income included in the calculation of Consolidated Net Income for such period, plus (c) Consolidated Interest Charges for such period, all as determined in accordance with generally accepted accounting principles.

Consolidated  EBITDA.   For  any fiscal period  of  the Borrowers and
their Subsidiaries, an amount equal to the sum of (a) Consolidated EBIT for such fiscal period, plus (b) to the extent deducted in computing Consolidated Net Income, the aggregate amount of depreciation and amortization for such fiscal period.

 Consolidated  Funded  Debt.    As   at   any   date  of
determination,   an   amount   equal  to  the  sum  (without
duplication) of (a) all consolidated Indebtedness of the Borrowers and their Subsidiaries for borrowed money and Indebtedness in respect of Capitalized Leases, plus (b) the aggregate amount of all Government Program Obligations, in each case as such amounts are outstanding or would be calculated on the date as of which Consolidated Funded Debt is to be determined and determined in accordance with generally accepted accounting principles.

Consolidated  Interest Charges.  For any fiscal period, the
consolidated  expenses   of  the  Borrowers  and  their Subsidiaries
paid or accrued for such period for interest on Indebtedness (including the current portion thereof) which are deducted in the calculation of Consolidated Net Income for such period, net of consolidated interest income, if any, all as determined in accordance with generally accepted accounting principles.

Consolidated Net Income.   For  any  fiscal period, the consolidated
net   income  of  the  Borrowers  and   their Subsidiaries, after
deduction  of  all  expenses, taxes, and other   proper   charges,
determined  in  accordance   with  generally accepted accounting
principles.

Consolidated  Tangible  Net  Worth.   As at any date of determination,
the excess of Consolidated Total  Assets over Consolidated Total
Liabilities, and less the sum of:

(a) the total book value of all assets of the Borrowers and their Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(b) all amounts representing any write-up in the book value of any assets of the Borrowers or their Subsidiaries resulting from a
revaluation   thereof subsequent   to   the  Balance  Sheet  Date,
excluding adjustments to translate foreign assets and liabilities for
changes  in  foreign   exchange   rates   made  in accordance  with
Financial  Accounting Standards Board Statement No. 52;

provided,  however,  that there shall  not  be  deducted  in
determining   Consolidated    Tangible    Net   Worth,   and
Consolidated Tangible Net Worth shall include, in any event, all applicable good will and write-ups in asset values (if any) which are, in each case, directly attributable to the Acquisition.


Consolidated Total Assets. All assets of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

Consolidated Total Liabilities. All liabilities of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

Conversion Request. A notice given by the Borrowers to the Administrative Agent of the Borrowers' election to convert or continue a Loan in accordance with Sect. 2.7.

Credit  Agreement.   This Revolving  Credit  Agreement, including the
Schedules and Exhibits hereto.

Default.  See Sect. 11.1.

Delinquent Bank.  See Sect. 13.5.3

Distribution.   The  declaration   or  payment  of  any  dividend  on
or in respect of any shares of  any  class  of  capital stock or  other equity interests of any of the Borrowers, other than dividends payable solely in shares of common stock or similar non-preferred equity interests of any of the Borrowers; the purchase, redemption, or other retirement of any shares of any class of capital stock or other equity interests of any of the Borrowers, directly or indirectly
through  a  Subsidiary   of   such  Borrower  or  otherwise; the return
of capital by any of the Borrowers to its shareholders or equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock or other equity interests of any of the Borrowers.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

DOT. The United States Department of Transportation or any governmental authority(ies) which succeeds to all or any portion of the functions or duties of such governmental authority.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Sect. 2.7.

Eligible  Assignee.   Any  of  (i)  a  commercial  bank  organized
under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iv) if, but only if, any Event of Default has occurred and is continuing, any other bank,insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

Employee  Benefit  Plan.   Any  employee  benefit  plan within  the
meaning   of   Sect. 3(3)  of  ERISA  maintained  or contributed  to
by any of the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws.  See Sect. 5.17(a).

ERISA.  The Employee Retirement  Income Security Act of 1974.

ERISA Affiliate. Any Person which is treated as a single employer with any of the Borrowers under Sect. 414 of the Code.

ERISA  Reportable   Event.   A  reportable  event  with respect to a
Guaranteed Pension Plan within the meaning of Sect. 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Eurocurrency  Reserve  Rate.   For any  day  during  an Interest Period
with respect to a Eurodollar Rate Loan, that percentage (expressed as a decimal) which is in effect on such day under Regulation D of the
Board of Governors of the Federal   Reserve   System  (or  any
successor or similar regulation relating to reserve requirements) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits
exceeding   $1   billion   in   respect   of   "Eurocurrency
Liabilities"  (as  such  term  is  used  in  Regulation   D)
outstanding from time to time, or in respect of any other category of liabilities which might be incurred by such member bank in any eurodollar interbank market to fund Eurodollar Rate Loans.
The  Eurodollar  Rate  shall   be adjusted  automatically  on  and as
of the effective date of any change in the Eurocurrency Reserve Rate.

Eurodollar Business Day.   Any  day on which commercial banks are open
for international business (including dealings in Dollar deposits) in the London interbank market.

Eurodollar  Lending  Office.   Initially, the office of each   Bank
designated  as  such  in  Schedule 1   hereto; thereafter, such  other
office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for each Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which such
Reference   Bank's Eurodollar  Lending  Office  is  offered  Dollar
deposits by prime banks at or about 10:00 a.m., local time, two Eurodollar Business Days prior to the beginning of such Interest Period in the London interbank market, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

Eurodollar   Rate   Loans.    Loans   bearing  interest calculated by
reference to the Eurodollar Rate.

Event of Default.  See Sect. 11.1.

Excess Asset Sale Proceeds. The aggregate, cumulative amount of Net Cash Proceeds received by any of the Borrowers or their Subsidiaries pursuant to asset dispositions undertaken under Sect. 7.5.2(b) or Sect. 7.6; provided, that, ExcessAsset Sale Proceeds shall not in any event include the Net Cash Proceeds of any Materials and Supplies Transactions effected by any of the Borrowers; and further provided that the first $500,000 of other Net Cash Proceeds (determined on an aggregate, cumulative basis from and after the Closing Date for all such asset dispositions) shall be excluded from the determination of Excess Asset Sale Proceeds.

Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the FederalReserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the
Administrative  Agent  from  three  funds   brokers  of recognized
standing selected by the Administrative Agent.

Fee Letter. See Sect. 4.2.

FNBB.   The  First  National Bank of Boston, a national banking
association, in its individual capacity.

FRA. The United States of America, represented by the Secretary of Transportation acting through the Administrator of Federal Railroad Administration or the Federal Railroad Administrator's designee.

Fronting Fee.  See Sect. 3.6.

Funded Debt to EBITDA Ratio. At any date as of which such ratio shall be determined, the ratio of (a) the aggregate outstanding amount of Consolidated Funded Debt as of such date to (b)
Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date.

generally accepted  accounting  principles.   (i)  When used in Sect.
8, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date (subject to changes in generally accepted accounting principles referred to in the proviso of this clause (i) of this definition), and (B) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date (subject to changes in generally accepted accounting principles referred to in the proviso of this clause (i) of this
definition), provided that   if  any  changes  in  generally  accepted
accounting principles with which the Borrowers' independent certified public accountants concur result in a change in the method of calculation of any of the financial covenants, standards or terms contained in this Credit Agreement, the Borrowers and the Banks agree to amend such provisions to reflect such changes in generally accepted accounting principles so that the criteria for evaluating the consolidated financial condition of the Borrowers and their Subsidiaries shall be the same after such changes as if such changes had not been made, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the
principles   promulgated   or   adopted   by  the  Financial Accounting
Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding
changes   in   generally   accepted   accounting principles)  as   to
financial statements in which such principles have been properly applied.

Government  Program   Obligations.    Obligations   and Indebtedness of
any of the Borrowers and their Subsidiaries, on   a   consolidated
basis, in respect of grants and reimbursements from government agencies, as referred to in the consolidated balance sheet of the Borrowers, and the footnotes thereto, in accordance with generally accepted accounting principles.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Sect. 3(2) of ERISA maintained or contributed to by
any  of  the  Borrowers  or  any  ERISA Affiliate   the   benefits   of
 which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Hazardous Substances.  See Sect. 5.17(b).

IC.    Illinois   Central   Corporation,   a   Delaware corporation.

IC Material Subsidiary(ies).   Each  of  ICR,  Waterloo Railway
Company, and, from and after the Closing Date, any other Subsidiary of IC (a) with total assets having a fair market value, as at any date of determination, in excess of $5,000,000, or (b) which is material to the business, assets or financial condition of IC and its Subsidiaries, taken as a whole.

ICR.  Illinois Central  Railroad  Company,  a  Delaware corporation.

Indebtedness.   Without  duplication, (i) all debt  and similar
monetary obligations, whether  direct  or  indirect (including,
without    limitation,    obligations   under Capitalized Leases); (ii)
all Indebtedness of others secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the
Indebtedness secured thereby shall have been assumed; (iii) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase
Indebtedness,  or  to   assure   the   owner   of Indebtedness  against
loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; (iv) the Government Program Obligations, (v) the obligations to reimburse the issuer in respect of any letters of credit or bankers acceptances and
(vi) obligations to repurchase, redeem, retire, or otherwise make any required payment of Distributions in respect of, any equity interests.

Interest Payment Date.   (i)  As to any Base Rate Loan, the  last  day
of each calendar quarter, including the calendar quarter in which there occurs the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

Interest   Period.   With  respect  to  each  Loan  (i) initially, the
period  commencing  on  the  Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate
Loan, 1, 2,  3  or  6  months;  and   (ii)  thereafter,  each  period
commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions
relating   to  Interest  Periods  are subject to the following:

(a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(c) if the Borrowers shall fail to give notice as provided in Sect. 2.7, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

(d)  any   Interest   Period   relating   to   any  Eurodollar Rate
Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(e)  any   Interest   Period   relating   to   any Eurodollar Rate Loan
that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock (except redemptions or repurchases by a corporation of any shares of its capital stock) or Indebtedness of, or for loans, advances, or capital contributions to, or in respect of any guaranties (or other commitments as described under Indebtedness) of obligations of, any Person, except accounts receivable arising in the ordinary course of business. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all
interest   accrued   with   respect   to  Indebtedness constituting an
Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a
return of capital  (but only  by  repurchase,   redemption, retirement,
repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends,
interest  or  otherwise,   except  that  accrued interest included as
provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Iron Horse.  See preamble.

Issuing Bank. The First National Bank of Boston acting as Issuing Bank with respect to Letters of Credit.

Lending Office.  See Sect. 4.3.2(a).

Letter of Credit.  See Sect. 3.1.1.

Letter of Credit Application.  See Sect. 3.1.1.

Letter of Credit Fee.  See Sect. 3.6.

Letter of Credit Participation.  See Sect. 3.1.4.

Liens.   Any mortgage, lien, charge, security  interest or other
encumbrance of any kind upon any property or assets of any character, or upon the income or profits therefrom and any conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases).

Lien Search Questionnaires. The respective Lien Search Questionnaires each dated on or prior to the Closing Date and executed by each of the Borrowers, each in form and substance satisfactory to the Administrative Agent.

Loan Documents.   This Credit Agreement, the Notes, the Letter of
Credit Applications, the Letters of Credit, the Comfort Letter, and the Fee Letter.

Loan Request.  See Sect. 2.6.

Loans. Revolving credit loans made or to be made by the Banks to the Borrowers pursuant to Sect. 2.

Majority  Banks.   As of any date, the Banks holding at least sixty-six
and two-thirds percent (66 2/3%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

Materials  and  Supplies  Transactions.   The  sale  of certain
materials and supplies of the Borrowers having an aggregate book value not to exceed $4,000,000 to ICR for a price approximately equal to the book value of such assets, which sale shall occur within three months after the Closing Date.

Maturity Date.  June 14, 2001.

Maximum Drawing Amount.  The  maximum  aggregate amount that   the
beneficiaries   may  at  any  time  draw  under outstanding Letters of
Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

Missouri River.  See preamble.

Moody's.  Moody's Investors Service, Inc.

Multiemployer Plan. Any multiemployer plan within the meaning of Sect. 3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

Net Cash Proceeds. With respect to any sale or other disposition of any asset by any Person, the excess of (i) the gross cash proceeds received by such Person from the sale or disposition of any such asset of such Person, plus, as and when received, all cash payments received subsequent to such sale or disposition representing (A) any deferred purchase price therefor or (B) any cash proceeds from the sale or other disposition of any cash equivalents (or any deferred purchase price obligations) received therefor over (ii) the sum of (A) a reasonable reserve for any liabilities payable incident to such sale or disposition, (B) the reasonable direct costs and expenses incurred by such Person in connection with such sale or
disposition (including, without   limitation,   reasonable   brokerage
fees and commissions),(C)all  payments  actually  made  on  any
Indebtedness  (other  than   the   Obligations)   or   other
obligations which are secured by any assets subject to such sale or disposition which are required to be repaid out of the proceeds from such transaction and (D) actual tax payments made or to be made in connection therewith.

New Equity Issuances.   The  aggregate  amount  of  any proceeds from
(a) the sale or issuance by CCP Holdings to IC of any of the capital stock or equity interests of CCP Holdings or any warrants, rights, or options to acquire its capital stock or equity interests, or (b) any capital contributions made by IC in respect of any such capital stock, equity interests, warrants, rights or options.

Non-Affected Bank(s). As at any date of determination, those Banks which are not Affected Banks.

Notes.  See Sect. 2.4.

Obligations.    All   indebtedness,   obligations   and liabilities of
any of the Borrowers and their Subsidiaries to any of the Banks, the Issuing Bank and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or  unmatured,  liquidated  or  unliquidated,
secured   or unsecured,   arising   by  contract,  operation  of  law
or otherwise, in each case arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any
of  the  Loans   made   or   Reimbursement Obligations incurred or any
of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

outstanding.   With respect to the Loans, the aggregate unpaid
principal thereof as of any date of determination.

PBGC. The Pension Benefit Guaranty Corporation created by Sect. 4002 of ERISA and any successor entity or entities having similar responsibilities.

Phantom  Stock  Unit  Holders.   Collectively, R. Kevin Trout, John A.
Adair and Gregory L. Amys.

Permitted Liens. Liens, security interests and other encumbrances permitted by Sect. 7.2.

Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Rate   Adjustment   Period.    See  the  definition  of Applicable
Margin.

Rated Debt. ICR's 1993 Senior Notes (as defined in the Third Amended and Restated Revolving Credit Agreement dated as of April 28, 1995 among ICR, FNBB, as administrative agent, Bank of America Illinois, as co-agent, and certain other lenders, as in effect on the date hereof).

Rating. The higher of the rating by Moody's or by S&P of the Rated Debt of ICR, provided that (i) if either Moody's or S&P shall not have  in  effect  a  Rating for the Rated Debt (other than because such
rating agency  shall  no longer   be   in  the  business  of  rating
corporate debt obligations), the Rating shall be deemed to be the Rating of the other rating agency in respect of Rated Debt, (ii) if both Moody's and S&P shall not have in effect a Rating for the Rated Debt (other than because such rating agencies shall no longer be in the business of rating corporate debt obligations or because no Rated Debt shall be outstanding), then no Rating shall be deemed to be available for purposes of determining the Applicable Margin, (iii) if the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate
debt obligations, or if no  Rated  Debt  shall  be outstanding,   then
the  Borrowers  and  the  Banks  shall negotiate in good faith  to
amend the references to specific ratings  for  Rated  Debt  in   the
provisions hereof for determining the Applicable Margin to reflect such changed rating system, the non-availability of ratings from
such rating  agency,  or  the  repayment   of   all   Rated  Debt
outstanding, as applicable, and (iv) to determine the higher of the rating of Rated Debt by Moody's and by S&P, the S&P ratings set forth in the chart below shall be deemed to be equivalent to the Moody's rating set forth opposite such S&P rating:

            S&P                           Moody's
              A                             A2
              A-                            A3
              BBB+                          Baa1
              BBB                           Baa2
              BBB-                          Baa3
              BB+                           Ba1
              BB                            Ba2

Real Estate.   All  real  property at any time owned or leased (as
lessee or sublessee) by any of the Borrowers or any of their Subsidiaries.

Record.    The  grid  attached  to  a  Note,   or   the continuation of
such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

Reference Bank(s).  Collectively,  all of FNBB, Bank of America
Illinois and The Chase Manhattan Bank, N.A., and individually, any of such Persons.

Reimbursement Obligation. The Borrowers' obligation to reimburse the Issuing Bank and the Banks on account of any drawing under any Letter of Credit as provided in Sect. 3.2.

S&P.  Standard & Poors Ratings Group.

Sellers.  Collectively,  Donald  R.  Wood, Jr., Lyle D. Reed,  the Ann
L. and Walter A. Drexel Revocable  Trust  and the Reed Charitable
Remainder Unitrust.

Solvent.  See Sect. 5.5.2.

Special  Dividend.   The  dividend  in an amount not to exceed
$43,000,000 to be paid by CCP Holdings to IC on the Closing Date. Stock Purchase Agreement. The Stock Purchase Agreement dated as of January 17, 1996 among the Sellers, the Phantom Stock Unit Holders, IC and CCP Holdings, as amended by Amendment No. 1 thereto dated as of June 13, 1996, in the form delivered to the Administrative Agent on or prior to the Closing Date.

Subsidiary.   Any  corporation,  association, trust, or other business
entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Total Commitment. The sum of the Commitments of all of the Banks, each as in effect from time to time.

Type.  As to any Loan its nature as a Base Rate Loan or a Eurodollar
Rate Loan.

Uniform Customs.  With respect to any Letter of Credit, the Uniform
Customs  and  Practice  for  Documentary Credits (1993   Revision),
International   Chamber   of   Commerce Publication No. 500 or any
successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

Unpaid  Reimbursement  Obligation.   Any  Reimbursement Obligation for
which the Borrowers have not reimbursed the Issuing Bank and the Banks.

Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

Rules of Interpretation.

(a)  A reference  to  any  document  or  agreement shall  include  such
document or agreement as amended, modified  or  supplemented   from
time   to  time  in accordance with its terms and the terms of this
Credit Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d)  A   reference  to  any  Person  includes  its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f)  The    words   "include",   "includes"    and "including" are not
limiting.

(g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

(h) Reference to a particular "Sect. " refers to that section of this Credit Agreement unless otherwise indicated.

(i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.


                    THE REVOLVING CREDIT FACILITY.

                           Commitment to Lend.

Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time on a joint and several basis from the Closing Date to (but not including) the Maturity Date upon notice by the Borrowers to the Administrative Agent given in accordance with Sect. 2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the
Total  Commitment.   The Loans shall be made  pro rata in accordance
with each Bank's Commitment Percentage.   Each  request  for a Loan
hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Sect. 9.11 (subject to the satisfaction of the Administrative Agent as to the matters set forth therein which expressly require such satisfaction) and Sect. 10.1, in the case of the initial Loans to be made or converted on the Closing Date, and Sect. 10.1, in the case of all other Loans, have been satisfied on the date of such request.

                               Commitment Fees.

The Borrowers agree jointly and severally to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee at the rate per annum equal to the Applicable Margin specified for the commitment fee herein multiplied by the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for such calendar quarter then ending commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

                    Reduction of Total Commitment.
(a) The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple of $500,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may
be,terminated.   Promptly  after  receiving any notice  of  the
Borrowers   delivered   pursuant   to    this    Sect. 2.3,   the
administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then
accrued on the amount  of the  reduction.    No   reduction   or
termination  of  the Commitments may be reinstated.

(b) On or prior to the date which is ten (10) days following the end of each fiscal quarter of the Borrowers,the Total Commitment shall be automatically reduced by an amount equal to the aggregate amount, if any, of Excess Asset Sale Proceeds received by the Borrowers in connection with all asset dispositions effected by any of the Borrowers under Sect. 7.5.2(b) or Sect. 7.6 during such fiscal quarter most recently ended, whereupon the Commitments of the Banks shall automatically be reduced pro rata in accordance with their respective Commitment Percentages of the amount of such Excess Asset Sale Proceeds. Upon the effective date of each such automatic mandatory reduction of the Total Commitment, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction.

No such mandatory reduction pursuant to this  Sect. 2.3(b) may be
reinstated.   The  Borrowers shall promptly provide  to  the
Administrative Agent all such information as shall be relevant to computing the correct amount of each such mandatory reduction
pursuant  to  this  Sect. 2.3(b),  and  such related   information   as
 the Administrative Agent may reasonably request, in any event no later than ten (10) days following the end of each fiscal quarter with respect to which any such reduction shall be required.

(c) On or prior to the date which is ten (10) days following the end of each fiscal quarter of the Borrowers, the Total Commitment shall also be automatically reduced by an amount equal to the sum of
(i) the aggregate amount, if any, of New Equity Issuances during such fiscal quarter most recently ended, plus (ii) the aggregate amount,
if any, of additional  Indebtedness   incurred  by  the  Borrowers  and
permitted under Sect. 7.1(k) hereof during such fiscal quarter most recently ended, whereupon the Commitments of the Banks shall automatically be reduced pro rata in accordance with their respective
Commitment  Percentages  of  the amount of such  sum.   Upon the
effective date of each such automatic mandatory reduction of the Total Commitment, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No
such mandatory  reduction  pursuant  to  this  Sect. 2.3(c)   may   be
reinstated.   The  Borrowers  shall  promptly provide to the
Administrative Agent all such information as shall be relevant to computing the correct amount of each such mandatory reduction pursuant to this Sect. 2.3(c), and such related information as
the   Administrative   Agent  may reasonably request, in any event no
later than ten (10) days following the end of each fiscal quarter with respect to which any such reduction shall be required.

                      The Notes.

The Loans shall be  evidenced  by  separate  promissory notes   of  the
Borrowers in substantially the form of Exhibit A hereto (each a "Note"), dated as of the Closing Date (or other such date on which a Bank may become a party hereto in accordance with Sect. 17 hereof)
and  completed  with appropriate  insertions.   One  Note shall be
payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

                    Interest on Loans.

Except as otherwise provided in Sect. 4.11,

(a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

(b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

(c) The Borrowers promise to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

                    Requests for Loans.

The Borrowers shall give  to  the  Administrative Agent written notice
in  the  form  of  Exhibit B  hereto   (or telephonic  notice
confirmed in a writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") (i) no later than 10:00 a.m., Boston time, on the proposed Drawdown Date of any Base Rate Loan and
(ii) no later than 11:00 a.m., Boston time, three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar
Rate Loan.   Each  such  notice shall specify (A) the principal amount
of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

                    Conversion Options.

Conversion to Different Type of Loan.

The Borrowers may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the
Borrowers shall give the  Administrative   Agent   written  notice  of
such election no later than 10:00 a.m., Boston time, on the proposed day of such conversion; (ii) with respect to any such conversion of a Loan to a Eurodollar Rate Loan, the Borrowers shall give the Administrative Agent at least three (3) Eurodollar Business Days prior written notice of such election (no later than 11:00 a.m., Boston time, on such day); (iii) with respect to any such conversion of a Eurodollar Rate Loan at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Banks pursuant to Sect. 4.10 hereof; and (iv) no Base Rate Loan may be converted into a
Eurodollar  Rate  Loan  when  any  Default  or Event of  Default   has
occurred  and  is  continuing.   If  the Borrowers  fail   to   give
notice  of  conversion  or  continuation of a Loan as  required herein, such Loan shall automatically be converted or continued, as the case may be, as a Base Rate Loan on the last day of the Interest Period with respect thereto. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted
into a Loan  of  another Type as   provided   herein,   provided   that
any partial conversion shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

                         Continuation of Type of Loan.

Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by
compliance  by  the  Borrowers with  the   notice   provisions
contained in Sect. 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active
upon Borrowers' account have actual knowledge.   In  the event  that
the  Borrowers  fail  to  provide any such notice  with  respect  to
the  continuation   of   any Eurodollar Rate Loan as such, then such
Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating
thereto.   The  Administrative  Agent  shall notify  the Banks
promptly when any such automatic conversion contemplated by this Sect. 2.7 is scheduled to occur.

                         Eurodollar Rate Loans.

Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof.
           Funds for Loans.

                         Funding Procedures.

Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sect. Sect. 9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to  the  Administrative  Agent  at the aforesaid  time  and  place  on
any  Drawdown Date the    amount  of its Commitment Percentage of  the
requested Loans shall not relieve any other Bank from its
severalobligation   hereunder   to   make   available  to  the
Administrative Agent the amount of such other Bank's Commitment Percentage of any requested Loans. Advances by Administrative Agent. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption,
make available to the Borrowers a corresponding  amount.   If  any Bank
makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to (i) the average computed for the period referred to in clause (iii) below, of the Federal Funds Effective Rate, times (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the administrative Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Administrative
Agent  by  such  Bank  within three (3) Business   Days  following
such  Drawdown  Date,   the Administrative  Agent shall be entitled to
recover such amount from the Borrowers on demand, with interest thereon (payable to the Administrative Agent in lieu of and not in addition to any interest thereon payable by the Borrowers to such
Bank) at the rate per annum applicable to the Loans made on such Drawdown Date. If the Borrowers are required to repay any amounts to
the Administrative   Agent   pursuant   to   the  foregoing  sentence,
then the Borrowers may replace the Bank that so failed to make available to the Administrative Agent its Commitment Percentage of such Loans pursuant to Sect. 4.9(b) hereof.

                    Maturity of Loans.

The Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon. Mandatory Repayments of Loans.

If at any time the sum of the outstanding amount of the Loans,   the
Maximum  Drawing   Amount   and   all   Unpaid Reimbursement
Obligations exceeds the Total Commitment, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans (first to the principal of the Base Rate Loans outstanding and then to the principal of Eurodollar Rate Loans outstanding); and third,
to   provide   to  the  Administrative  Agent  cash collateral for
Reimbursement Obligations as contemplated by Sect. 3.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

                    Optional Repayments of Loans.

The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that if the Borrowers make any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Sect. 2.11 on a day which is other than the last day of the Interest Period relating thereto, the Borrowers shall also pay, on demand, any amounts due to the Banks pursuant to
Sect. 4.10   hereof.    The   Borrowers   shall   give   the
Administrative  Agent prior written notice,  no  later than 10:00
a.m., Boston time, on the day of any proposed prepayment pursuant to this Sect. 2.11 of Base Rate Loans, and no later than 11:00 a.m., Boston time, at least three (3)Eurodollar Business Days prior to any proposed prepayment pursuant to this Sect. 2.11 of Eurodollar Rate Loans, in each case specifying the proposed date of
prepayment of Loans and the  principal  amount  to  be  prepaid.   Each
such partial prepayment of the Loans shall be in an integral multiple of $1,000,000 or an integral multiple of $500,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the
respective unpaid   principal   amount   of   each  Bank's  Note,  with
adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                  LETTERS OF CREDIT.

                    Letter of Credit Commitments.

Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the
Banks and in reliance upon the  agreement of   the  Banks  set  forth
in  Sect. 3.1.4  and  upon  the representations   and   warranties   of
the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the joint and several account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Issuing Bank; provided, however, that, after giving effect to such
request,  (a) the sum of  the  aggregate  Maximum Drawing   Amount
plus    all   Unpaid   Reimbursement Obligations does not exceed
$5,000,000 and (b) the sum of (i) the Maximum Drawing Amount of all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and
(iii) the amount of all Loans outstanding shall not exceed the Total Commitment.

                         Letter of Credit Applications.

Each  Letter  of  Credit  Application   shall   be completed  to the
satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.
               Terms of Letters of Credit.

Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or
otherwise provides for one or  more  nominated   persons   to  take  up
documents thereunder, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                         Reimbursement Obligations of Banks.

Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Sect. 3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                         Participations of Banks.

Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under Sect. 3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Sect. 3.2.

                    Reimbursement Obligation of the Borrowers.

In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Administrative Agent, for the account of the Issuing Bank or (as the case may be) the anks, with respect to each Letter of Credit issued,extended or renewed by the Issuing Bank hereunder, (a) except as otherwise expressly provided in Sect. 3.2(b) and (c), no later than the second Business Day following each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto,
(i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, (ii) interest thereon at an annual rate equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans,
for the account of  the  Issuing  Bank,  and  (iii) the amount   of
any reasonable out-of-pocket costs and expenses whatsoever incurred by the Issuing Bank or any Bank in connection with any payment made by the Issuing Bank or any Bank under, or with respect to, such Letter of Credit,(b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference,which amount shall be held by the Administrative Agent for the benefit of the Issuing Bank, the Banks
and  the Administrative   Agent   as  cash  collateral  for  all
reimbursement Obligations, and (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Sect. 11, an amount equal to 100% of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the
Administrative Agent for  the benefit  of  the  Issuing  Bank,   the
Banks  and  the Administrative  Agent  as  cash  collateral   for   all

                     Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Sect. 3.2 at any time from the date such amounts become due and payable (whether as stated in this Sect. 3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Sect. 4.11 for overdue principal on the Loans.

                    Letter of Credit Payments.

If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Issuing Bank as provided in Sect. 3.2 on or before the second Business Day after the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Banks of the amount of any such Unpaid
Reimbursement Obligation.   No  later  than 3:00 p.m.  (Boston  time)
on the Business Day next following the receipt of such notice, each Bank shall make available to the Issuing Bank, at the Administrative Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to (i) the average, computed for the period referred to in clause (iii) below, of the Federal Funds Effective Rate, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which
such Bank's Commitment   Percentage   of   such   Unpaid
Reimbursement Obligation shall become immediately available to the
Issuing Bank,   and   the   denominator   of  which  is  360.    The
responsibility of the Issuing Bank  to the Borrowers and the Banks
shall  be  only  to  determine  that   the  documents (including each
draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

                    Obligations Absolute.

The Borrowers' joint and several obligations under this Sect. 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any of the Borrowers may have or have had against the Issuing Bank, any Bank, the Administrative Agent or any beneficiary of a Letter of Credit. Each of the Borrowers further agrees with the Issuing Bank, the Administrative
Agent  and   the   Banks   that   the   Issuing   Bank,  the
administrative Agent and the Banks shall not be responsible for, and the Borrowers' joint and several Reimbursement Obligations under Sect. 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects
invalid,  fraudulent or forged,   or  any  dispute  between  or  among
any of the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit
may  be  transferred  or  any   claims  or  defenses whatsoever of any
of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank, the Administrative Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each of the Borrowers agrees that any action taken or omitted by the Issuing Bank, the Administrative Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the
Borrowers and shall not result in any  liability  on  the   part  of
the Issuing Bank, the Administrative Agent or any Bank to the Borrowers, in the absence of (i) gross negligence or willful misconduct by the Issuing Bank or its applicable correspondents or (ii) the failure by the Issuing Bank to pay under a Letter of Credit after
presentation   of  a  draft  and  documents  strictly complying with
such Letter of Credit.

                    Reliance by Issuer.

To the extent not inconsistent with Sect. 3.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank or the Administrative Agent.

The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall
first   have  received  such  advice  or concurrence of the Majority
Banks  as  it  reasonably  deems appropriate   or  it  shall  first  be
indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by
reason of  taking  or  continuing  to  take  any such action.   The
Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

                    Letter of Credit Fee.

The Borrowers jointly and severally promise to pay in arrears, on the last Business Day of each calendar quarter for the quarter then ending, a fee (in each case, a "Letter of Credit Fee") to the Issuing
Bank in respect of the Letters of Credit equal to the average daily aggregate Maximum Drawing Amount for all Letters of Credit outstanding during such calendar quarter or portion thereof multiplied by the rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time. Such Letter of Credit Fee shall be for the ratable accounts of the Banks in
accordance with their  respective Commitment Percentages.   In
addition, the Borrowers jointly and severally promise to pay to the Issuing Bank for its own account with respect to each Letter of Credit
(i) a fronting fee (the "Fronting Fee") equal to the Maximum Drawing Amount of each such Letter of Credit multiplied by the rate of 0.125% per annum, such fee to be payable quarterly in arrears on the last Business Day of each  calendar  quarter for such calendar
quarter  then  ending  and  (ii) standard issuance,   extension,
renewal,  processing,  negotiating, amendment  and  administration
fees,   as   determined  in accordance  with  the  Issuing  Bank's
customary  fees  and charges for similar facilities.

                             CERTAIN GENERAL PROVISIONS.

                    Closing Fee.

The Borrowers jointly and severally promise to pay to the Administrative Agent for the pro rata accounts of the Banks on the Closing Date a closing fee in the amount of $50,000.

                    Agent's Fees.

The Borrowers jointly and severally agree to pay from time to time to the Administrative Agent such agent's fees (the "Agent's Fees") as are set forth in, and in accordance with the terms and conditions of, a letter agreement dated on or prior to the Closing Date (the "Fee Letter") executed by the Administrative Agent and the Borrowers.

                    Funds for Payments.

              Payments to Administrative Agent.

All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees, Fronting Fees, Agent's Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the
respective  applicable   accounts  of  the  Banks,  the Issuing  Bank
and the Administrative Agent, at the Administrative Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Administrative Agent may from time to time designate, in each case in immediately available funds.

                         No Offset, etc.

(a) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies,
imposts,    duties,    charges,   fees, deductions,   withholdings,
compulsory    loans, restrictions  or  conditions of any nature now  or
hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes and franchise taxes) as are imposed
on net income by  the  jurisdictions under  the  laws   of   which
such  Bank  or  the Administrative  Agent, as  the  case  may  be,  is
organized,  maintains   a   principal  office,  or maintains  a lending
office for purposes of the Loans under this Credit Agreement (a "Lending Office") or any subdivision thereof), unless any Borrower
is   compelled   by  law  to  make  such deduction or withholding.  If
any such obligation is imposed upon any of the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the Administrative Agent, for the account of the Banks, the Issuing Bank or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks, the Issuing Bank or the Administrative Agent to receive the same net amount which the Banks, the Issuing Bank or the Administrative Agent would have received on such due date had no such obligation been imposed upon such Borrower, provided that the Borrowers shall not be obligated to make such payment for the account of any Bank, the Issuing Bank or the Administrative Agent, as the case may be, if (i) such Bank, the Issuing Bank or the Administrative Agent, as the case may be, has failed to comply with Sect. 4.3.2(b) hereof, or
(ii)   such   Bank,  the  Issuing  Bank   or   the Administrative
Agent, as the case may be, is not at any time entitled to exemption from deduction or withholding of United States Federal income tax for any reason other than a change in United States law or regulations or any applicable tax treaty after compliance with Sect. 4.3.2(b) hereof. If any of the Borrowers shall be required by law to make such deduction or withholding, such Borrower will timely do so and promptly thereafter deliver to the Administrative Agent tax receipts or other appropriate evidence of payment.

(b) Each Bank (including the Administrative Agent) that is not incorporated under the laws of the United States or a state thereof agrees that (to the extent it has not already done so prior to the Closing Date) it will deliver to the Borrowers on the Closing Date in the case of each Bank listed on the signature pages hereof, and
in the case   of   each   other   Bank   (including the  Administrative
Agent) which becomes a party hereto  pursuant to Sect. 17 hereof  after
the date upon which such  Bank  becomes  a  party  hereto,   two  duly
completed and accurate originals of a valid United States Internal Revenue Service Form 4224 or Form 1001 or any successor form thereto (or such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation) indicating that such Bank is entitled to receive all payments under this Credit Agreement, including fees, without deduction or withholding of any United States federal income taxes. Subject to any change in applicable laws or regulations after the Closing Date in the case of each Bank (including the Administrative Agent) listed
on the signature pages hereof, and in  the case   of   each   other
Bank   (including   the Administrative Agent) which becomes a party
hereto pursuant to Sect. 17 hereof after the date upon which such Bank becomes a party hereto, such Bank undertakes to deliver to the Borrower two duly completed and accurate originals of Form 1001 or Form 4224, or successor form (or such other forms or similar documentation as may be required from time to time by any applicable law, treaty rule or regulation), on or before the date that any such
form expires or becomes obsolete (including  as  a result   of  a
change of a Lending Office or principal office, place of incorporation or fiscal residence), indicating that such Bank is
entitled to  receive  all   payments   under   this  Credit Agreement
without deduction or withholding of any United States federal income taxes.

(c) If any of the Borrowers is or will be required to pay additional amounts to any Bank, the Issuing Bank or the Administrative Agent pursuant to Sect. 4.3.2(a) hereof, then such
Bank,  the Issuing   Bank   or,  as  the  case  may  be,  the
Administrative Agent shall, upon such Borrower's request, use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change its Lending Office so as to reduce or eliminate any such additional payment which may thereafter accrue if, in each case, such change, in the sole, good faith judgment of
such Bank, the Issuing  Bank  or,  as  the  case  may   be,   the
Administrative Agent, can be made so that such Bank, the Issuing Bank or, as the case may be, the Administrative Agent suffers no resulting legal, economic, or regulatory burden or disadvantage. (d) If any of the Borrowers is required to make a deduction or withholding for the account of a Bank pursuant to Sect. 4.3.2(a) hereof, such Borrower may replace such Bank in accordance with the terms of Sect. 4.9(b) hereof.

                    Computations.

All computations of interest  in  respect  of Base Rate Loans  and  of
commitment  fees,  Letter  of  Credit  Fees, Fronting   Fees   or
other fees shall, unless otherwise expressly provided herein, be based on a 365/366-day year and paid for the actual number of
days  elapsed.   All computations of interest in respect of Eurodollar
Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrowers unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Banks of such outstanding amount, the Administrative Agent or such Bank shall notify the Borrowers to the contrary.

                    Inability to Determine Eurodollar Rate.

In  the  event, after the Closing Date and prior to the  commencement
of   any   Interest  Period  relating  to  any Eurodollar  Rate  Loan,
the   Administrative   Agent  shall  determine that (a) by reason of
circumstances affecting the eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, or (b) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to one or more of the Reference Banks in the eurodollar interbank market, or (c) the Eurodollar Rate does not or will not accurately reflect the cost to one or more of the Reference Banks of obtaining or maintaining the applicable Eurodollar Rate Loan during any Interest Period, then the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to each of the Borrowers and the Banks (which notice shall be conclusive and binding upon each of the Borrowers and
the  Banks).   In  such  event  (i) any Loan Request  or  Conversion
Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan,
and  (iii)  the  obligations  of the  Banks  to  make Eurodollar   Rate
Loans  shall  be  suspended   until   the Administrative   Agent
determines  that  the  circumstances giving rise to such  suspension no  longer exist, whereupon the Administrative Agent shall so notify
the  Borrowers and the  Banks.   Before giving any notice to the
Administrative Agent pursuant to this section, a Reference Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

                    Illegality.

Notwithstanding any other provisions herein, if after the Closing Date the introduction of, any change in, or any change in the interpretation of, any law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having
jurisdiction  thereof shall make   it  unlawful,  for  any  Bank  to
make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (i) the commitment of such Bank to make
Eurodollar  Rate  Loans   or  convert  Base  Rate  Loans  to Eurodollar
Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law; provided however that, before giving any such notice to the Borrowers and the other Banks pursuant to this section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to
such  Bank..   The Borrowers hereby  jointly  and  severally  agree
promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate  such Bank for any costs incurred by such Bank in making
any  conversion   in   accordance  with  this  Sect. 4.6, including
any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

                    Additional Costs, etc.

Anything herein to the contrary notwithstanding and without duplication of any other amounts payable hereunder, if, after the Closing Date, any change in any present law or any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank, the
Issuing Bank or the Administrative Agent by any   central  bank  or
other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)  materially   change  the  basis  of  taxation (except for changes
in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank, the Issuing Bank or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

(b)  impose  or  increase   or  render  applicable (other  than  to the
extent specifically  provided  for elsewhere  in  this   Credit
Agreement)  any  special deposit,   reserve,   assessment,  liquidity,
capital adequacy or other similar  requirements (whether or not having the force of law) against  assets  held  by,  or deposits  in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or (c) impose on
any Bank, the Issuing Bank or the Administrative   Agent   any    other
conditions   or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is (i) to increase the cost to any Bank or the Issuing Bank attributable to the making, funding, issuing, renewing, extending or maintaining of any of the Loans or such Bank's Commitment or any Letter of Credit, or (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank, the Issuing Bank or the Administrative Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or (iii) to require such Bank, the Issuing Bank or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum
payable hereunder, the  amount  of which   payment   or    foregone
interest    or Reimbursement   Obligation   or   other   sum   is
calculated by reference to the gross amount of any sum receivable or deemed received by such Bank, the Issuing Bank or the Administrative Agent from the Borrowers hereunder, then, and in each such case, to the extent such cost or reduction is not reflected in determining the interest rate applicable to the Loans and is not otherwise provided for in Sect. 4.8 hereof, the Borrowers will, within thirty (30) days after demand made by such Bank, the Issuing Bank or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to
such  Bank,  the  Issuing   Bank   or   the Administrative  Agent  such
additional amounts as will be sufficient, in the good faith opinion of such Bank, the Issuing Bank or the Administrative Agent, to compensate such Bank, the Issuing Bank or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum; provided, however, that the Borrowers shall not be liable for any such cost, reduction, payment or foregone amounts incurred more than ninety (90) days prior to demand being made as provided herein.

                    Capital Adequacy.

If after the date hereof any of the Banks, the Issuing Bank or the Administrative Agent determines that (i) the adoption (after the Closing Date) of or change (after theClosing Date) in any law, governmental rule, regulation,policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank, the Issuing Bank or the Administrative Agent or any corporation controlling such Bank, the Issuing Bank or the Administrative Agent with any such law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) so adopted or changed after the Closing Date of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's, the Issuing Bank's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Bank, the Issuing Bank or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's, the Issuing Bank's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank, the Issuing Bank or (as the case may be) the Administrative Agent to be material, then such Bank, the Issuing Bank or the Administrative Agent may notify the Borrowers of such
fact.   To  the  extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or, as the case may be, the Eurodollar Rate, the Borrowers and such Bank, the Issuing
Bank or the Administrative  Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank, the Issuing Bank or the
Administrative  Agent  in light of these circumstances.   If the
Borrowers and such Bank, Issuing Bank or (as the case may be) the Administrative Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in
such Bank's,  Issuing  Bank's   or  (as  the  case  may  be)  the
Administrative Agent's reasonable determination, provide adequate compensation; provided, however, that the Borrowers shall not be liable for any such costs incurred more than ninety (90) days prior to the receipt by the Borrowers of notice thereof given as provided herein. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

                    Certificate; Replacement of Banks; Etc.

(a) A certificate setting forth any additional amounts payable pursuant to Sect. Sect. 4.7, 4.8 or 4.10 and a brief explanation
of  such  amounts  which  are  due, submitted   by  any  Bank,  the
Issuing  Bank  or  the Administrative   Agent   to  the  Borrowers,
shall be conclusive, absent manifest error, that such amounts are due and owing. Each such certificate shall set forth in reasonable detail any reasonable averaging or attribution methods used by such Bank, the Issuing Bank or the Administrative Agent in connection with the calculation of such additional amount. A claim by any Bank, the Issuing Bank or the Administrative Agent for all or any part of any additional amount required to be paid by the Borrower under Sect. Sect. 4.7, 4.8 or 4.10 hereof may be made at any time and from time to time as often as the occasion therefor may arise.

(b) Within thirty (30) days after (i) any Bank has demanded compensation from any of the Borrowers pursuant to either Sect. 4.7 or Sect. 4.8 hereof, or (ii) any of the Borrowers is required to make a deduction or withholding for the account of any Bank pursuant to Sect. 4.3.2(a) hereof, or (iii) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Loan on the date of any applicable Borrowing, as described in Sect. 10.2 hereof, or (iv) any of the Borrowers is required to repay to the Administrative Agent any amounts which any Bank failed to make available as provided in  Sect. 2.8.2  (any such Bank described  in  the foregoing  clauses
(i),   (ii),   (iii)   or  (iv)  is hereinafter  referred  to as an
"Affected Bank"), such Borrower may request in writing that the Non-Affected Banks acquire all, but not less than all, of the
Affected Bank's outstanding Loans and assume all, but not less than all, of the Affected Bank's Commitment. If any of the Borrowers so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Loans and to assume all or
any portion of the Affected Bank's Commitment.   If the  Non-Affected
Banks do not elect to acquire and assume all of the Affected Bank's outstanding Loans and Commitment, the Borrowers may designate a replacement bank or banks, which must be satisfactory
to  the Administrative  Agent,  to  acquire   and  assume  that portion
of the outstanding Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of Sect. 17 hereof shall apply to all reallocations pursuant to this Sect. 4.9(b), and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Loans and Commitment of the Affected Bank shall execute and deliver to the Administrative Agent, in accordance with the provisions of Sect. 17 hereof, such Assignments and Acceptances and other instruments, including, without imitation, Notes, as are required pursuant to Sect. 17 to
give  effect to such reallocations.   Any  Non-Affected Banks and/or
replacement banks which are to acquire the Loans and Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all
purposes  of Sect. 17.   On  the  effective   date   of   the
applicable Assignments and Acceptances, the Borrowers shall pay to the Affected Bank all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.

(c) If any Bank has demanded compensation under Sect. 4.7 in respect of Eurodollar Rate Loans held by it, the Borrowers may, by
giving at least five (5) Business Days'   prior  notice  to   such
Bank   through   the Administrative  Agent,  elect to convert all
Eurodollar Rate Loans lent by such Bank into Base Rate Loans, unless and until such Bank notifies the Borrower that such circumstances no longer apply.

                    Indemnity.

Each of the Borrowers agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by the Borrowers in making a borrowing or conversion, or in continuing a Eurodollar Rate Loan as such, after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Sect. 2.6 or Sect. 2.7 or
(iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

                    Interest After Default.

                         Overdue Amounts.

Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

                         Amounts Not Overdue.

During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to Sect. 24, bear interest at a rate per annum equal to one percent (1%) above the rate of interest otherwise applicable to such Loans.

Concerning   Joint   and  Several  Liability  of  the Borrowers.

(a)  Each of the Borrowers  is accepting joint and several liability
hereunder and under  the  other  Loan Documents    in    consideration
of   the   financial accommodations to be provided by the Banks, the
IssuingBank and the Administrative  Agent  under  this  Credit
Agreement,   for   the  mutual  benefit,  directly  and indirectly,  of
each   of   the   Borrowers   and   in  consideration   of   the
undertakings of each other Borrower to accept joint and several liability for the Obligations.

(b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a
co-debtor, joint and several  liability  with  the  other   Borrowers,
with respect to the payment and performance of  all  of  the bligations
 (including,   without   limitation,   any Obligations  arising  under
this  Sect. 4.12), it being the intention   of   the  parties  hereto
that   all   the Obligations shall  be the joint and several
obligations of  each  of  the  Borrowers   without  preferences  or
distinction among them.

(c)  If  and  to  the  extent  that   any  of  the Borrowers  shall
fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The Obligations of each of the Borrowers under the provisions of this Sect. 4.12 constitute the absolute full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or the other Loan Documents or any other circumstance whatsoever as to any other Borrower.

(e)  Except   as  otherwise   expressly   provided herein,  each
Borrower   hereby   waives   promptness,  diligence,  presentment,
demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Credit Agreement and the Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Issuing Bank or the Banks under or in respect of any of the Obligations hereunder, any
requirement of diligence and,  generally,   all   demands,   notices
and  other formalities  of  every  kind  in connection  with  this
Credit Agreement and the other  Loan  Documents.   Each Borrower
hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers  and any other entity or Person primarily  or
secondarily   liable   with   respect  to  any  of  the  Obligations,
and  all  suretyship  defenses  generally (other  than  full  and
actual  payment).   Except  as otherwise  expressly  provided  herein,
each  Borrower hereby assents to, and  waives notice of, any extension
or postponement  of  the  time   for   the   payment, compromise,
refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Issuing Bank and the Banks at any time or times in respect of any default by any other Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent, the Issuing Bank and the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such
Obligations or the addition, substitution or release, in whole or in part, of any other Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Administrative Agent, the Issuing Bank or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without
limitation, the failure to   protect   or   preserve   any   rights
which the Administrative Agent, the Issuing Bank or any Bank may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to any extent vary the risk of such Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower except as otherwise expressly provided herein. If for any reason any of the other Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any of the other Borrowers by reason of such other Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the Issuing Bank and the Banks, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Sect. 4.12, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Sect. 4.12, it being the intention of each Borrower that, so
long as any of the Obligations    hereunder    remain   unsatisfied,
the obligations of such Borrower under this Sect. 4.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Sect.
4.12 shall not be diminished or   rendered  unenforceable   by   any
winding   up, reorganization,        arrangement,        liquidation,
reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower, or
any of the Banks.   The  joint  and several  liability  of  the
Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other
change whatsoever   in   the   name,   ownership,  membership,
constitution or place of formation of any Borrower or the Banks. Each of the Borrowers acknowledges and confirms that it has
itself   established  its  own adequate  means  of obtaining from each of the other Borrowers on a continuing basis all information desired by such Borrower concerning the financial condition of each of the other Borrowers and that each such Borrower will look to each of the other Borrowers and not to the Administrative Agent, the Issuing Bank or any Bank in order for such Borrower to keep adequately informed of changes in each of the other Borrowers' respective financial conditions.

(f)  The provisions of this Sect. 4.12 are made for the benefit  of
the  Banks,  the  Issuing   Bank  and  the Administrative  Agent  and
their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Banks, the Issuing Bank or the Administrative Agent or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Sect.
4.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Bank, the Issuing Bank or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Sect. 4.12 will forthwith be reinstated in effect, as though such payment had not been made.

(g) Each of the Borrowers hereby agrees that it will not enforce any of its rights of reimbursement, contribution, subrogation or the like against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Banks, the Issuing Bank or the Administrative Agent with respect to any of the Obligations until
such  time  as  all   of   the obligations  have been irrevocably paid
in full in cash and the Commitments have been terminated. Any claim which any Borrower may have against any other Borrower with respect to any payments to any of the Banks, the Issuing Bank or the Administrative Agent hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of
payment, without   limitation  as  to  any  increases   in   the
Obligations  arising  hereunder  or  thereunder, to the prior  payment
in full in cash of the Obligations  and, in   the   event   of   any
insolvency,   bankruptcy, receivership,   liquidation,  reorganization
or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash and the Commitments must be terminated before any payment or
distribution of any character,  whether  in  cash,   securities   or
other property, shall be made to any other Borrower therefor.

(h)  Each of the Borrowers hereby agrees that  the payment   of  any
amounts  due  with  respect  to  the indebtedness   owing  by  any
Borrower to any other Borrower is hereby subordinated, at all times following the occurrence and during the continuance of any Event of Default, to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any
other  Borrower  owing  to  such   Borrower  until  the Obligations
shall have been paid in  full  in  cash and the   Commitments  shall
have  been  terminated.   If, notwithstanding  the  foregoing sentence,
such Borrower shall  collect,  enforce  or  receive  any  amounts  in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the applicable pro rata accounts of the Banks, the Issuing Bank
and  the Administrative  Agent  to  be  applied  to  repay   the
Obligations.

                           REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers represents and warrants to the Banks, the Issuing Bank and the Administrative Agent as follows:

                    Corporate Authority.

                         Incorporation; Good Standing.

Each of the Borrowers and its Subsidiaries (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization,
(ii) has all requisite corporate or other power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation or partnership and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole.

                         Authorization.

The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate or other authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with any provision of the corporate charter or bylaws of any of the Borrowers or any of their Subsidiaries, (iv) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries, and (v) do not conflict with any provision of any agreement or other instrument binding upon any of the Borrowers or any of their Subsidiaries, where, in the case of clauses (iv) or (v) above, such conflict, breach or contravention would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole.

                         Enforceability.

The   execution   and  delivery  of  this   Credit Agreement and the
other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions thereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity, whether in a proceeding at law or in equity, including that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                    Governmental Approvals.

The   execution,   delivery  and  performance  by   the Borrowers  and
any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority (including without limitation, the DOT or the Board) other than those already obtained and other than those which, if not obtained, would not reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole.

                    Title to Properties; Leases.

Except  as  indicated on Schedule 5.3 hereto, as of the  date  of this
Credit  Agreement,  the  Borrowers  and  their  Subsidiaries   own  all
of the assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject  to  no  Liens  or  other encumbrances except

             Permitted Liens.

                    Financial Statements and Projections.

                         Financial Statements.

There has been furnished to  each  of  the Banks a consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrowers and their Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP. There has also been furnished to
each   of   the   Banks   an  unaudited consolidated balance sheet of
the Borrowers and their Subsidiaries as at April 30, 1996, and an unaudited consolidated statement of income of the Borrowers and their Subsidiaries for the fiscal period then ended.

Such balance  sheets and statements of income have been prepared   in
accordance   with   generally   accepted accounting  principles   and
fairly  present  in  all material  respects  the  financial   condition
of  the Borrowers  as  at  the close of business  on  the  date thereof and the results of operations for the fiscal year then ended in accordance with generally accepted accounting principles
(except  as stated therein) and subject,   in  the  case  of  such
unaudited   interim financial statements,  to lack of footnotes and to year end adjustments. There are no contingent liabilities of any of the Borrowers or any of their Subsidiaries as of such date involving material amounts, known to the officers of any of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto and which were required to be disclosed in accordance with
generally   accepted   accounting principles.  There has  also  been
furnished to each of the Banks a consolidated pro forma balance sheet
of the Borrowers  and  their  Subsidiaries   (based  on  their  balance
sheet as of April 30, 1996) which gives effect to the transactions contemplated hereby and by the Acquisition Documents (including, without limitation, the Special Dividend).

                         Projections.

Copies of the projections of the annual  operating budgets  of the
Borrowers and their Subsidiaries  on  a consolidated   basis,
projected balance sheets and projected cash flow statements for the 1996 fiscal year, have been delivered to the Administrative Agent, and represent good faith estimates as of the date
thereof.   As of the date hereof, to the best knowledge  of any of the
Borrowers or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material adverse change in any of such projections. The projections are based upon good faith estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the good faith estimates of the Borrowers and their Subsidiaries of the results of operations and other information projected therein.

                    No Material Changes, etc.; Solvency.

                         Changes.

Since the Balance Sheet Date there has occurred no materially adverse change in the business or financial condition of the Borrowers and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries, taken as a whole, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the
Borrowers  and their  Subsidiaries,  taken  as  a  whole.   Since  the
Closing Date, none of the Borrowers has made any Distribution with the exception of Distributions made after the date hereof in accordance with the provisions of Sect. 7.4 hereof.

                         Solvency.

Both  before   and  after  giving  effect  to  the transactions
contemplated by this Credit Agreement, the other Loan Documents and the Acquisition Documents, including the Special Dividend, all of the Borrowers on a consolidated basis are, and each separately is, Solvent. As used herein, "Solvent" shall mean that the Borrowers (i) have assets having a fair value in excess of their liabilities, (ii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iii) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

                    Franchises, Patents, Copyrights, etc.

Each of the Borrowers and its Subsidiaries possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others except for conflicts which do not have a materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

                    Litigation.

Except as set forth in Schedule 5.7 hereto, there are no actions, suits, or proceedings or, to the best knowledge of the Borrowers, investigations of any kind pending or, to the best knowledge of the Borrowers, threatened against any of the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that is reasonably expected to, individually or in the aggregate, materially adversely affect the financial condition or business of the Borrowers and their Subsidiaries, taken as a whole, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

                    No Materially Adverse Contracts, etc.

None of  the Borrowers nor any of their Subsidiaries is subject  to
any   charter,   corporate   or   other   legal restriction,   or  any
judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole, or on the Borrowers' ability to perform any of their obligations under the Loan Documents. None of the Borrowers and none of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the ability of the Borrowers to perform any of their obligations under the Loan Documents.

                    Compliance with Other Instruments, Laws, etc.

None of the Borrowers and none of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to have a materially adverse effect on the financial condition, properties or business of the Borrowers and their Subsidiaries, taken as a whole.

                    Tax Status.

As of the date hereof, except as set forth on Schedule 5.10 hereto, the Borrowers and their Subsidiaries (i) have made, filed or duly extended all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations and all estimated taxes in connection with any extensions, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably deemed by it to be adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply in accordance
with  generally accepted  accounting  principles.   As  of  the date
hereof, except as set forth on Schedule 5.10 hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

                    No Event of Default.

No Default or Event  of  Default  has  occurred  and is continuing.

          Holding Company and Investment Company Acts.

None of the Borrowers and none of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an
"investment   company",  or  an "affiliated  company"  or  a "principal
underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

                    [Intentionally Omitted.]

                    Certain Transactions.

Except as set forth on Schedule 5.14 hereto and except for arm's length transactions pursuant to which any of the Borrowers or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such
Subsidiary could obtain from third   parties,   none   of  the
stockholders,   officers, directors, or employees or non-Borrower
Affiliates of any of the Borrowers or any of their Subsidiaries is presently a party to any transaction with any of the Borrowers or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other
arrangement  providing  for  the  furnishing   of services  to or by,
providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such stockholder, officer,
director,  employee or non-Borrower   Affiliates   or,  to  the
knowledge  of  the Borrowers,  any Person in which  any  stockholder,
officer, director,  employee,   or   non-Borrower   Affiliate  has  a
substantial interest or is an officer, director,  trustee or  partner.

                    Employee Benefit Plans.

                         In General.

Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the
provisions thereunder  respecting  prohibited  transactions.   The
Borrowers   have   heretofore    delivered    to    the  Administrative
Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Sect. 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                         Terminability of Welfare Plans.

Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Sect. 3(1) or Sect. 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Any of the Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time
(or  at  any  time  subsequent   to  the expiration  of any applicable
bargaining agreement) in the discretion of such Borrower or such ERISA Affiliate without liability to any Person.

                         Guaranteed Pension Plans.

The Borrowers and their ERISA Affiliates have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code with respect to each Guaranteed Pension Plan, and neither any
Borrower nor  any  ERISA  Affiliate   has  failed  to  make  any
contribution to any Guaranteed Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien
under Sect. 302(f) of ERISA.  No waiver  of  an  accumulated   funding
deficiency   or extension  of  amortization  periods  has been received
with  respect  to  any  Guaranteed  Pension  Plan.   No liability  to
the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there was not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC.

Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Sect. 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by more than $5,000,000, disregarding for
this  purpose  the benefit   liabilities  and  assets  of  any
Guaranteed Pension  Plan   with   assets   in  excess  of  benefit
liabilities.

                         Multiemployer Plans.

None of the Borrowers and no ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Sect. 4201 of ERISA or as a result
of  a sale of assets  described  in  Sect. 4204  of  ERISA.   None  of
the Borrowers and no ERISA Affiliate has been notified that  any
Multiemployer   Plan   is  in  reorganization  or insolvent  under and
within the meaning of Sect. 4241 or Sect. 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Sect. 4041A of ERISA.

                    Use of Proceeds; Regulations U and X.

The proceeds of the Loans shall be used by the Borrowers solely to pay the Special Dividend and for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                    Environmental Compliance.

                  The Borrowers have taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such reasonable investigation, have determined that:

(a) except as set forth on Schedule 5.17 hereto, none of the Borrowers, none of their Subsidiaries nor any operator of the Real Estate or any operations thereon is in violation, or alleged
violation,  of  any judgment,   decree,   order,   law,  license,  rule
or regulation   pertaining   to   environmental   matters, including
without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole;

(b) except as set forth on Schedule 5.17 hereto, none of the Borrowers and none of their Subsidiaries has received notice from
any third  party  including, without  limitation,   any   federal,
state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Sect. 6903(5), any hazardous substances as defined by 42 U.S.C. Sect. 9601(14), any pollutant or contaminant as defined by
42   U.S.C.   Sect. 9601(33)   and   any  toxic substances,   oil   or
hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrowers or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which, in any such case or in the aggregate for all such notices described in this paragraph (b), would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole;

(c) except as set forth on Schedule 5.17 attached hereto, to the best knowledge of the Borrowers: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of
Hazardous Substances  except   in   accordance   with  applicable
Environmental   Laws   or  where  non-compliance   with applicable
Environmental   Laws   would   not  have  a materially adverse effect
on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any
activities   conducted   by the Borrowers,  their  Subsidiaries  or
operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws or where non-compliance with applicable Environmental Laws would not have a materially adverse
effect on the business or financial  condition   of   the   Borrowers
and their Subsidiaries, taken as a whole; (iii) there have been no releases (i.e. any past or present releasing, spilling,
leaking,   pumping,   pouring,   emitting, emptying, discharging,
injecting,  escaping, disposing or   dumping)  or  threatened  releases
of   Hazardous Substances on, upon, into or from the properties of the
Borrowers  or  their Subsidiaries, which releases would have a material
adverse  effect  on  the  business  or financial   condition   of   the
Borrowers and their Subsidiaries, taken as a whole; and (iv) in addition, any Hazardous Substances that have been generated on the properties of any of the Borrowers or any of their Subsidiaries have been transported or disposed of in accordance with applicable laws and regulations by transporters and to disposal facilities, which, to the best knowledge of the Borrowers (without independent inquiry), are operating in compliance in all material respects with applicable permits and laws; and

(d)  none  of  the Borrowers  and  none  of  their Subsidiaries, nor
any  of the Real Estate is subject to  any   applicable  environmental
law   requiring   the performance  of  Hazardous Substances site
assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, in each case by virtue of the transactions set forth and contemplated in the Loan Documents or the Acquisition Documents, or as a condition to the effectiveness of any other transactions contemplated hereby or thereby.

                       Subsidiaries, etc.

All of the Borrowers  (other  than  CCP  Holdings)  are wholly-owned
direct  subsidiaries  of  CCP  Holdings.   CCP Holdings is a
wholly-owned direct subsidiary of IC.  None of the Borrowers has any
other Subsidiaries except as set forth on   Schedule 5.18   hereto.
Except   as   set  forth  on Schedule 5.18  hereto,  none  of the
Borrowers and none of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

                    Capitalization.

CCP Holdings is the record and beneficial owner of all of issued and outstanding capital stock of each of the Borrowers other than
CCP  Holdings.  IC is the record and beneficial owner of all of issued
and  outstanding  capital stock  of  CCP  Holdings.   All of the shares
of the capital stock of each of the Borrowers have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe for any additional shares of the capital stock of any of the Borrowers have been granted or exist.

                    Fiscal Year.

Each of the Borrowers and their Subsidiaries has a fiscal year which is twelve calendar months ending on December 31 of each year.

                    [Intentionally Omitted.]



                    Agreements with Labor Unions.

As of the date hereof, except as set forth on Schedule 5.22 attached hereto, or as the Borrowers may notify the Administrative Agent after the Closing Date, no Borrower is a party to any agreement (including, but not limited to, collective bargaining agreements) with any labor union to which any of its employees belong.

                    [Intentionally Omitted.]

                    Acquisition Documents.

The   Borrowers  have  heretofore  furnished   to   the Administrative
Agent  true,  complete and correct copies of the Acquisition Documents
(including schedules, exhibits and annexes  thereto).   The
Acquisition   Documents  have  not subsequently been amended,
supplemented, or modified (other than the amendments, if any, delivered to the Administrative Agent on or prior to the Closing Date, a waiver or amendment relating to the Stock Purchase Agreement with respect to the substitution of counsel to the Sellers made prior to the Closing Date, and other amendments that are consented to or
approved  on  or  prior   to   the   Closing   Date  by  the
Administrative Agent, such consent not to be unreasonably withheld) and constitute the complete understanding among the parties
thereto   in   respect  of  the  matters  and transactions covered
thereby.   To the best knowledge of the Borrowers, as of the Closing
Date, the representations and warranties of the Borrowers contained in the Acquisition Documents were true and correct in all material respects when made or deemed to be made except as would not have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole, and the Administrative Agent may rely on such representations and warranties as if they were incorporated herein on the Closing Date; provided, that nothing contained herein shall prejudice in any way any rights of the Borrowers or IC under or in respect of the Acquisition Documents, all of which are expressly hereby reserved.
The representations and warranties of IC contained in the Acquisition Documents were true and correct in all material respects
when   made   or  deemed  to  be  made,  and  the Administrative Agent
may rely on such representations and warranties as if they were incorporated herein on the Closing Date. The requirements of Sect.
9.11 have been satisfied as of the Closing Date (subject to the satisfaction of the Administrative Agent as to the matters set forth therein which expressly require such satisfaction).

                       AFFIRMATIVE COVENANTS OF THE BORROWERS.

Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

                    Punctual Payment.

The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Fronting Fees, the commitment fees, the Agent's Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Subsidiaries is a party, all in accordance
with  the terms   of   this  Credit  Agreement  and  such  other  Loan
Documents.

                    Maintenance of Office.

Each of the Borrowers will maintain its chief executive office at the location set forth beneath such Borrower's name on Schedule 6.2 hereto, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made.

                    Records and Accounts.

Each of the Borrowers will (i) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and
(ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of their Subsidiaries, contingencies, and other reserves in accordance with generally accepted accounting principles.

         Financial Statements, Certificates and Information.

The Borrowers will deliver to the Administrative Agent for delivery to each of the Banks:

(a)  as soon as  practicable, but in any event not later than ninety
(90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of CCP Holdings and its Subsidiaries
as at the end  of  such  year,  and  the   related   consolidated
statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail and prepared in accordance with generally accepted accounting principles, and, as to the consolidated financial statements, certified without qualification by Arthur
Andersen  LLP  or   by   other  independent certified  public
accountants who shall be reasonably satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they
shall disclose in such statement  any   such  Default  or  Event  of
Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

(b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheet of CCP Holdings and its Subsidiaries as at the end of such quarter, and
the  related  consolidated  statement   of  income  and consolidated
statement of cash flow for the portion of the fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (subject to lack of footnotes and year-end adjustments), together with a certification by the
principal financial or accounting  officer  of  the Borrowers   that
the information contained in such financial statements fairly presents in all material respects the financial position of the
Borrowers  and their  Subsidiaries   on   the   date   thereof   on  a
consolidated   basis   in   accordance  with  generally accepted
accounting principles (subject to lack offootnotes and year-end adjustments);

(c)  simultaneously   with  the  delivery  of  the financial statements
referred to in subsections (a) and (b) above, a statement certified by the principalfinancial or accounting officer of the Borrowers
in substantially   the   form   of   Exhibit C  hereto  (a "Compliance
Certificate")   and  setting   forth   in reasonable  detail
computations evidencing compliance with the covenants contained in Sect. 8 and a calculation supporting the Borrower's determination of the proposed Applicable Margin, each for the applicable fiscal period most recently ended and, in each case (if applicable),
including  reconciliations   to   reflect changes  in  generally
accepted accounting principles since the Balance Sheet Date; (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed by any of the Borrowers or their Subsidiaries with the Securities and Exchange Commission;

(e) no later than January 31 of each fiscal year of the Borrowers, the proposed operating budgets of CCP Holdings and its Subsidiaries on a consolidated basis for the current fiscal year in the form prepared for management; and

(f)  from time to time such  other  financial data and   information
(including accountants' management letters) as the Administrative Agent may reasonably request.

                    Notices.

                         Defaults.

The    Borrowers   will   promptly   notify    the Administrative
Agent and each of the Banks in writing of the occurrence of any Default or Event of Default of which any executive officer of any of the Borrowers is aware.

                         Environmental Events.

The Borrowers will promptly give notice to the Administrative Agent and each of the Banks (i) of any violation of any Environmental Law that any of the Borrowers or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that would reasonably be expected to have a materially adverse effect on the financial condition or operations of the Borrowers and their Subsidiaries, taken as a whole.

                         [Intentionally Omitted.]

                         Notice of Litigation and Judgments.

The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Administrative Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any
litigation  or proceedings  threatened  in  writing   or  any  pending
litigation  and  proceedings  affecting  any   of   the Borrowers  or
any of their Subsidiaries or to which any of the Borrowers or any of their Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrowers and their Subsidiaries, taken as a whole, or which question the validity or enforceability of this Credit Agreement or the other Loan Documents, and stating the nature and status of such litigation or proceedings.

                         Notification of Derailments; Labor Agreements.

The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Administrative Agent and each of the Banks in writing promptly upon becoming aware thereof of any derailments or other types of accidents which could reasonably be expected to have a materially adverse effect on the business or financial
condition   of   the  Borrowers  and  their Subsidiaries, taken as a
whole.   The  Borrowers  shall deliver  to  the Administrative Agent all reports filed with the FRA regarding any occurrence referred to in this Sect. 6.5.5. The Borrowers will, and will cause each of
their   Subsidiaries   to,   give  notice  to  the Administrative
Agent  prior  to  entering   into   any agreement  (including,  but
not limited to, collective bargaining agreements) with any labor union to which any of the Borrowers' employees belong other than those previously disclosed on Schedule 5.22 hereto and which could reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole.

                    Corporate Existence; Maintenance of Properties.

The Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, rights and franchises and those of their Subsidiaries, except where the failure to keep in full force and effect any such rights or franchises would not have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole, except as permitted pursuant to Sect.
7.5.1 or Sect. 7.5.2 hereof, and except for dissolutions or liquidations of a direct or indirect wholly-owned Subsidiary of CCP Holdings, and will not, and will not cause or permit any of their Subsidiaries to, convert to a limited liability company or a limited liability partnership. They (i) will cause all of their material properties and those of their Subsidiaries used or useful in the conduct of their business or the business of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, normal wear and tear excepted, and except to the extent as would not have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole, (ii) will cause
to be made all necessary repairs, renewals,   replacements,
betterments   and   improvements thereof, all  as  in  the  judgment
of the Borrowers may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of their Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in railroad-related businesses; provided that nothing in this Sect. 6.6 shall prevent the Borrowers from discontinuing or reducing the level of the operation or maintenance of any of their properties or any of those of their Subsidiaries if such discontinuance or reduction is, in the judgment of the Borrowers, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrowers and their Subsidiaries taken as a whole. Insurance.

The  Borrowers  will,  and  will  cause each  of  their Subsidiaries
to,  maintain  with  financially   sound   and reputable   insurers,
insurance   funds,  or  underwriters insurance  with respect to their
properties and businesses against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

                    Taxes.

The Borrowers will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges that in the aggregate are not material to the business or assets of the Borrowers and their Subsidiaries, taken as
a whole) imposed   upon   it  and  its  real  properties,  sales  and
activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books such reasonable reserves with respect thereto as may be required in accordance with generally accepted accounting principles; and provided further that the Borrowers and each of their Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, except for any Lien which is in respect of property having a total net book value, when combined
with   all   other  property  of  the  Borrowers  and  their
Subsidiaries subject to such Liens arising from and after the date hereof as to which foreclosure proceedings have commenced, that is not in excess of $1,000,000, taken on an aggregate cumulative basis.

                    Inspection of Properties and Books, etc.

                         General.

Each of the Borrowers shall permit the Banks, through the Administrative Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of any of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, its and their officers, upon reasonable notice, and all at such reasonable times and intervals as the Administrative Agent or the Majority Banks may reasonably request.

                         Communications with Accountants.

The Borrowers authorize the Administrative Agent and, if accompanied by the Administrative Agent, the Banks to communicate directly with the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of any of the Borrowers or any of their Subsidiaries; provided, that other than during the occurrence of any Event of Default, the Administrative Agent shall give reasonable prior notice to the Borrowers of its intention to so
communicate   with  the  Borrowers' independent  certified  public
accountants.    At  the request  of  the  Administrative  Agent,  the
Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Sect. 6.9.2.

   Compliance  with  Laws,   Contracts,   Licenses,  and Permits.

Each of the Borrowers will, and will cause each of their Subsidiaries to (a) comply with all provisions of its charter documents and by-laws and all laws (including all Environmental
Laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it is or becomes subject and
noncompliance with which would have  a material  adverse  effect   on
the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole, or on the ability of the Borrowers to fulfill any of their obligations under this Credit Agreement or the other Loan Documents; and  (b)  promptly  obtain,  maintain,  apply
 for   renewal,   and   not   allow   to  lapse,  any authorization,
consent, approval, license or order for, and accomplish any filing or registration with, any court or judicial, administrative or governmental authority or any other Person which is or becomes necessary in order that it perform in all material respects all of its obligations under this Credit Agreement, the other Loan Documents and in order that the same are valid and binding and effective in accordance with their terms.

                    Employee Benefit Plans.

The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Sect. 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and
(ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sect. Sect. 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under Sect. Sect. 4041A, 4202, 4219, 4242, or 4245 of ERISA.

                    Use of Proceeds.

The Borrowers will use the proceeds of the Loans and will obtain Letters of Credit solely for the purposes set forth in Sect. 5.16 hereof.

                    Further Assurances.

Each of the Borrowers will, and will cause each of their Subsidiaries to, cooperate with the Banks and the Administrative Agent and execute such further instruments and documents as the Banks or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit
Agreement  and  the other Loan Documents.

          CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:
                    Restrictions on Indebtedness.

The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Banks, the Issuing Bank and the Administrative Agent arising under any of the Loan Documents;

(b)  Indebtedness   of  the  Borrowers   or   such Subsidiary incurred
in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with purchases of goods and services in the ordinary course of business;

(c)  Indebtedness    in    respect    of    taxes, assessments,
governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Sect. 6.8;

(d) Indebtedness in respect of attachments or similar proceedings, judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(e)  endorsements   for  collection,  deposit   or negotiation and
warranties of products or services, in each case incurred in the ordinary course of business;

(f)  [Intentionally Omitted];

(g)  Indebtedness of any  of  the Borrowers to any of  the  other
Borrowers  consisting  of   rights   of reimbursement,  contribution,
subrogation and the like in connection with the joint and several obligations of the Borrowers under the Loan Documents;

(h)  purchase  money  Indebtedness   for  real  or personal property
purchased by the Borrowers or any of their Subsidiaries for use in the ordinary course of such Person's business, but only to the extent that such Indebtedness does not exceed 100% of the fair market value of the property so purchased as at the date of purchase and only to the extent that the incurrence thereof would not result in a breach of the covenants contained in Sect. 8 hereof, and Indebtedness in respect of Capitalized Leases only to the extent that such Indebtedness is not prohibited by the other covenants contained herein and only to the extent that the incurrence thereof would not result in a breach of the covenants contained in Sect. 8 hereof;

(i)  Indebtedness existing on  the date hereof and listed   and
described   in   reasonable  detail   on Schedule 7.1  hereto, and any
renewals, extensions or refinancings of such Indebtedness, provided that such renewals, extensions or refinancings shall not increase (i)
the   amount   of   collateral    securing   such indebtedness,   (ii)
the  aggregate  amount  of   such Indebtedness, or (iii) if such
Indebtedness is renewed, extended or refinanced prior to the maturity thereof, the aggregate annual debt service requirement during the period prior to the original maturity thereof with respect thereto;

(j)  Indebtedness  of  any of the Borrowers to any of the other
Borrowers; and

(k) Indebtedness in addition to the Indebtedness permitted by clauses (a) through (j) above, provided that after giving effect thereto, the Borrowers are not in violation of the covenants contained in Sect. 8 hereof.

                    Restrictions on Liens.

The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or permit to exist or be created or incurred any Lien upon any of their property or assets, other than:

(a)  Liens  in  favor of a Borrower on all or part of   the   assets
of  any  other   Borrower   securing Indebtedness  permitted  by  Sect.
7.1(j) hereof owing by a Borrower to another Borrower (provided that such Indebtedness itself is not pledged or otherwise subject to any Lien in favor of any other Person);

(b) Liens to secure taxes, assessments and other government charges if payment shall not at the time be required to be made in accordance
with Sect. 6.8 hereof, and Liens   on  properties  to  secure  claims
for labor, material or supplies in respect of obligations not overdue or not yet required to be paid by Sect. 6.8;

(c) Liens in respect of property or assets of any of the Borrowers or their Subsidiaries (i) under workers' compensation, unemployment or other insurance, old age pensions or other Social Security benefits or other  similar  laws  or  similar legislation; (ii)  in
connection  with  surety,  appeal   and  similar  bonds incidental  to
the conduct of litigation; (iii) in connection with bid, performance or similar bonds which do not exceed in the aggregate $2,000,000; mechanics',laborers', materialmen's and similar liens which are not then delinquent or which are being contested in good faith by appropriate proceedings; and (iv) other Liens incidental to the conduct of the business of the Borrowers and their Subsidiaries in the ordinary course of such business which are not incurred in connection with the borrowing of money or the obtaining of advances or credit; all of which Liens permitted by this paragraph
(c) do not in the aggregate materially detract from the value of such Borrower's and such Subsidiary's property or materially impair the use thereof in the operation of the business of the Borrowers and their Subsidiaries;

(d) Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Sect. 7.1(d);

(e)  [Intentionally Omitted]

(f)  encumbrances  on  Real  Estate consisting  of easements,   rights
of   way,   zoning  restrictions, restrictions  on the use of real
property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any of the Borrowers or any of their Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business or financial
condition   of  the  Borrowers  and   their Subsidiaries taken as a
whole;

(g)  Liens existing  on the date hereof and listed and  described  in
reasonable  detail  on  Schedule 7.2 hereto  and  Liens   on   the
same  property  securing renewals,   extensions   and   refinancings
of   the Indebtedness  described  in Sect. 7.1(i) thereof subject  to all the provisos contained therein;

(h)  Liens securing the purchase price of property financed  pursuant
to  purchase   money   Indebtedness permitted  by Sect. 7.1(h) hereof,
provided that such  Liens are limited  solely  to  the property so
purchased (and the  proceeds  thereof),  and   Liens   in  respect  of
Capitalized Leases, the Indebtedness with respect to which is permitted by Sect. 7.1(h) hereof, provided that such Liens are limited solely to the property subject to such Capitalized Leases;

(i) Liens, if any, in favor of the Administrative Agent and the Banks to secure the Obligations; and

(j) Liens which would not otherwise be permitted by clauses (a) through (i) hereof securing Indebtedness permitted under Sect. 7.1
(or   other   obligations  not prohibited by this Credit Agreement) of
the  Borrowers and  their  Subsidiaries,  provided  that  after giving
effect  thereto  the  aggregate  outstanding  principal amount   of
all such Indebtedness (and other such obligations) secured by such Liens permitted by this clause (j) does not exceed $500,000 at any time.

                    Restrictions on Investments.

The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower;

(b) demand deposits, certificates of deposit, bankers acceptances and time deposits of any Bank or any United States banks having total assets in excess of $1,000,000,000, and written agreements under which any Bank or any other bank described in this Sect.
7.3(b)sells   and  agrees  to  repurchase  marketable  direct
obligations of the United States of America;

(c)  securities   commonly  known  as  "commercial paper" issued by a
corporation  organized  and existing under the laws of the United
States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1"if rated by Moody's and not less than "A 1" if rated by S&P;

(d)  Investments existing  on  the date hereof and listed   and
described   in   reasonable  detail   on Schedule 7.3 hereto;

(e)  Investments  with  respect   to  Indebtedness permitted  by  Sect.
7.1(j) so long as such entities  remain Borrowers;

(f) Investments by the Borrowers in IC or any of its Subsidiaries (other than the Borrowers and their Subsidiaries);

(g)  Investments by any of the Borrowers in any of the   other
Borrowers   consisting   of   rights   of reimbursement, contribution,
subrogation and the like in connection with the joint and several obligations of the Borrowers under the Loan Documents;

(h)  Investments by any of the Borrowers in any of the other Borrowers;

(i) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding;

(j) Investments consisting of trade or accounts receivable or notes receivable for goods or services rendered in the ordinary course of business of any of the Borrowers or their Subsidiaries;

(k) so long as no Default or Event of Default shall have occurred and be continuing, and none would result after giving effect thereto, Investments by a Borrower in wholly-owned Subsidiaries organized after the date hereof that are engaged primarily in the businesses now conducted by the Borrowers and in
railroad-related    businesses,   provided   that   the provisions of
Sect. 7.13 are complied with in all respects in connection with any such Investment in a new Subsidiary; and

(l) so long as no Default or Event of Default shall have occurred and be continuing, and none would result after giving effect thereto, Investments other than those referred to above in this Sect. 7.3
which,  when combined   with  the  applicable  amounts  of  monetary
purchase consideration in respect of asset acquisitions effected pursuant to Sect. 7.5.1(z) hereof, do not exceed in the aggregate $500,000 as determined on a cumulative basis from and after the Closing Date.

                    Distributions.

The Borrowers will not make any Distributions (other than Distributions to CCP Holdings), provided however that so long as no Default or Event of Default shall have occurred and be continuing, and so long as none would result after giving effect
thereto  (i)  CCP Holdings may make the Special   Dividend,   and
(ii)  CCP  Holdings   may   make Distributions to its stockholders.

                    Merger, Acquisitions and Disposition of Assets.

                         Mergers and Acquisitions.

The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation other than the merger or consolidation of (a) a Borrower (other than CCP Holdings) into any other Borrower, (b) one or more of the Subsidiaries of any of the Borrowers with and into a Borrower, or (c) two or more Subsidiaries of the Borrowers. The Borrowers will not, and will not permit any of their Subsidiaries to, agree to or effect any asset
acquisition except (x) the acquisition   of  assets  in  the  ordinary
course of business, (y) purchases of materials and supplies from ICR after the Closing Date subject to the restrictions contained in Sect. 7.12, and (z) so long as no Default or Event of Default shall have occurred and be continuing,and none would results after giving
effect  thereto,asset  acquisitions   the   total   monetary   purchase
consideration in respect of which, when combined with Investments made pursuant to Sect. 7.3(1) hereof, do not exceed $500,000 as determined on a cumulative basis from and after the Closing Date. Stock acquisitions shall be subject to the applicable provisions of Sect. 7.3 hereof.

                         Disposition of Assets.

The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of
assets, other than (a) the disposition  of  assets  in  the   ordinary
course of business, consistent with past practices (including the disposition of obsolete or worn out, or casualtied, equipment) and
(b) provided that no Default or Event of Default exists and none would result after giving effect thereto, (i) the disposition of assets other than the capital stock of any Borrower (excluding the Materials and Supplies Transactions) yielding Net Cash Proceeds to the Borrowers in an aggregate cumulative amount not to exceed $5,000,000 for all such asset dispositions from and after the Closing Date, so long as (A) each such asset disposition is entered into on arm's length terms for fair market value and (B) the Total
Commitment   is  automatically  reduced,  on  a quarterly basis, by the applicable amount (if any) of Excess Asset Sale Proceeds in accordance with Sect. 2.3(b), and (ii) the disposition of assets pursuant to the Materials and Supplies Transactions.

                    Sale and Leaseback.

The Borrowers will not and will not permit any of their Subsidiaries to, enter into any sale-leaseback transactions as seller-lessee without the prior written consent of the Majority Banks (which consent shall not be unreasonably withheld) unless (a) the sale is permitted under Sect. 7.5.2 hereof, (b) the Indebtedness and Liens (if any) incurred or created in connection therewith would be
permitted to be incurred   or   created   under   Sect. Sect. 7.1   and
 7.2 hereof, respectively, and (c) no Default or Event of Default has occurred and is continuing and none would result therefrom.

                    Compliance with Environmental Laws.

The Borrowers will not, and will not permit any of their Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real
Estate  any  underground  tank or other   underground   storage
receptacle   for   Hazardous Substances, (iii) generate any Hazardous
Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a
release  (i.e.  releasing,   spilling,   leaking,   pumping, pouring,
emitting,   emptying,   discharging,   injecting, escaping,  leaching,
disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in each such case, where such prohibited action would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole.

                    Employee Benefit Plans.

None of the Borrowers nor any ERISA Affiliate will (a) engage in any "prohibited transaction" within the meaning of Sect. 406 of ERISA or Sect. 4975 of the Code which could result in a material liability for any of the Borrowers or any of their Subsidiaries; or(a) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Sect. 302 of ERISA,
whether   or   not  such deficiency is or may be waived; or (c)  fail
to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any of the Borrowers or any of their Subsidiaries pursuant to Sect. 302(f) or Sect. 4068 of ERISA; or (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Sect. 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets
of any such Plan with assets in excess   of   benefit   liabilities,
by   more   than $10,000,000.

                    [Intentionally Omitted.]

                    Capitalization.

The Borrowers will not, and will not permit any of their Subsidiaries to, authorize, issue or sell any capital stock, grant any options, warrants or other rights to purchase any capital stock or in any way change the capitalization of any of the Borrowers in such a manner as to cause CCP Holdings to own directly or indirectly less than one hundred percent of the capital stock of each of the Borrowers (other than CCP Holdings).

                    Fiscal Year.

The Borrowers will not, and will not permit their Subsidiaries to, change the date of the end of their fiscal year from that set forth in Sect. 5.20 hereof.

                 Affiliate Transactions.

The Borrowers will not, and will not permit their Subsidiaries to, enter into any transactions of the type described in Sect. 5.14 except for transactions of the type described in (and permitted by) Sect. 5.14.

                    New Subsidiaries.

Each of the Borrowers shall, concurrently with making any Investment in a Subsidiary organized after the date hereof as contemplated by  Sect. 7.3(k),  revise Schedule 5.18 hereto to reflect the formation
or acquisition  of  each new Subsidiary.   Each  of  the  Borrowers
shall cause each new Subsidiary in which a Borrower invests pursuant to Sect. 7.3(k), immediately upon the making of such Investment, to execute and deliver to the Administrative Agent for the benefit of the Banks, an instrument of adherence with respect to this Credit Agreement, in form and substance satisfactory to the Administrative Agent, whereby such Person undertakes joint and several liability for the Obligations as a Borrower hereunder, together with acceptable legal opinions, new Notes (or allonges to the existing Notes) and other documents and instruments necessary to demonstrate the due authorization, execution and delivery by such new Subsidiary of such instrument of adherence and such other documents, including (i) the resolutions of the Board of Directors or equivalent body of such new Subsidiary and the charter and by-laws (or the equivalent thereof) of such new Subsidiary, certified by an appropriate officer of such new Subsidiary, (ii) a legal existence and good standing certificate of such new Subsidiary in its jurisdiction of incorporation, (iii) a certificate of the Secretary or an Assistant Secretary of such new Subsidiary certifying the titles, incumbency, names and true signatures of the officers of such new Subsidiary authorized to sign such instrument of adherence, such other documents
and  any  Loan  Requests,  and  (iv)  such  other documents   as  the
Administrative  Agent  may   reasonably request.  Upon  delivery  of
the aforementioned documents, such new Subsidiary shall become, and be treated in all respects as, a Borrower hereunder and shall comply with and be bound by all of the terms and conditions of the Loan Documents as a Borrower thereunder.

            FINANCIAL COVENANTS OF THE BORROWERS.

Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

          Minimum Consolidated Tangible Net Worth.

The Borrowers will not permit Consolidated Tangible Net Worth as of the end of any fiscal quarter to be less than the sum of (i) $92,800,000, plus (ii) on a cumulative basis, 50% of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ended September 30, 1996 and ending on the date as of which the calculation is made (with no deduction for any quarter in which there is a net loss). For purposes of this Sect. 8.1 only, on any date of determination Consolidated Tangible Net Worth shall be computed  by  subtracting from the  amount  of  Consolidated
Tangible Net Worth  as  otherwise  determined  in accordance with   the
definition  thereof  the  aggregate  amount   of Investments  made
pursuant to Sect. 7.3(f) hereof outstanding on such date (without duplication to the extent (if any) such Investments also constitute
Distributions   independently reducing  Consolidated  Tangible Net
Worth pursuant  to  the definition thereof).

                    Funded Debt to EBITDA Ratio.

The Borrowers will not permit the Funded Debt to EBITDA Ratio determined as of any fiscal quarter ending date set forth in the table below to be greater than the ratio set forth opposite such date in such table:

          Date               Ratio

        9/30/96            2.75:1.00
       12/31/96            2.75:1.00
       03/31/97            2.75:1.00
       06/30/97            2.75:1.00
       09/30/97            2.75:1.00
       12/31/97            2.50:1.00
       03/31/98            2.50:1.00
       06/30/98            2.50:1.00
       09/30/98            2.50:1.00
       12/31/98            2.00:1.00
       03/31/99            2.00:1.00
       06/30/99            2.00:1.00
       09/30/99            2.00:1.00
       12/31/99            1.75:1.00
       03/31/00            1.75:1.00
       06/30/00            1.75:1.00
       09/30/00            1.75:1.00
       12/31/00            1.75:1.00
       03/31/01            1.75:1.00
       06/30/01            1.75:1.00

                     Interest Coverage Ratio.

The Borrowers will not permit the ratio of Consolidated Adjusted EBIT determined for any period described in the table set forth below to Consolidated Interest Charges determined for such period to be less than the ratio set forth opposite such period in such table:

          Period               Ratio

    07/01/96 -  9/30/96      3.00:1.00
    07/01/96 - 12/31/96      3.00:1.00
    07/01/96 - 03/31/97      3.00:1.00
    07/01/96 - 06/30/97      3.00:1.00
    10/01/96 - 09/30/97      3.00:1.00
    01/01/97 - 12/31/97      3.50:1.00
    04/01/97 - 03/31/98      3.50:1.00
    07/01/97 - 06/30/98      3.50:1.00
    10/01/97 - 09/30/98      3.50:1.00
    01/01/98 - 12/31/98      4.00:1.00
    04/01/98 - 03/31/99      4.00:1.00
    07/01/98 - 06/30/99      4.00:1.00
    10/01/98 - 09/30/99      4.00:1.00
    01/01/99 - 12/31/99      4.00:1.00
    04/01/99 - 03/31/00      4.00:1.00
    07/01/99 - 06/30/00      4.00:1.00
    10/01/99 - 09/30/00      4.00:1.00
    01/01/00 - 12/31/00      4.00:1.00
    04/01/00 - 03/31/01      4.00:1.00
    07/01/00 - 06/30/01      4.00:1.00

               CLOSING CONDITIONS.

The obligations of the Banks to make the initial Loans and of the Issuing Bank to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to June 14, 1996:

                       Loan Documents, etc.

                         Loan Documents.

Each of the Loan  Documents  shall  have been duly executed   and
delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each
of  the Banks.   The  Administrative  Agent shall have received for
each  Bank  a fully executed  copy  of  each  such document.

                         Acquisition Documents.

Each of the Acquisition Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory
to  each of  the  Banks.   The  Administrative  Agent shall have
received a fully executed copy of each such document.

                    Certified Copies of Charter Documents.

The Administrative Agent shall have received for each of the Banks from each of the Borrowers a copy, certified by duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

                    Corporate Action.

All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Banks shall have been provided to the Administrative Agent for each of the Banks.

                    Incumbency Certificate.

The Administrative Agent shall have received for each of the Banks from each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of such Borrowers, each of the Loan Documents to which such Borrower is or is to become a party; (ii) to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

   Lien Search Questionnaires and UCC  and  Board Search Results.

The Administrative Agent shall have received from each of the Borrowers a completed and fully executed Lien Search Questionnaire and the results of Uniform Commercial Code ("UCC") and Board searches with respect to the assets and properties of each such Person, indicating no Liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                    Certificates of Insurance.

The Administrative Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Credit Agreement and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

                    Opinions of Counsel.

The  Administrative Agent shall have received for  each of the Banks
(a) a favorable legal opinion addressed to the Banks and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Administrative Agent, from Schiff Hardin & Waite, counsel to the Borrowers and their
Subsidiaries; and (b) copies  of  each  of  legal  opinions   delivered
upon the consummation of the Acquisition by counsel to the respective parties to the Acquisition Documents, each in form and substance satisfactory to the Banks and the Administrative Agent.

                    Payment of Fees.

The Borrowers shall have  paid, or shall pay out of the proceeds  of
the  initial  Loan,  to   the   Banks  or  the Administrative  Agent,
as appropriate, all fees and other amounts required to be paid as of the Closing Date pursuant to the provisions of the Loan Documents, including without limitation those amounts required to be paid pursuant to Sect. Sect. 4.1, 4.2, and 14 hereof and pursuant to the terms of the Fee Letter and the reasonable fees and expenses of the Administrative Agent's Special Counsel.

                    Payoff Letters.

The Administrative  Agent  shall have received a payoff letter,   in
form  and  substance  satisfactory   to   the Administrative Agent,
from each (if any) applicable lender with respect to any Indebtedness of the Borrowers to be refinanced in connection with the transactions contemplated hereby, each such letter indicating the amount of the loan obligations of the Borrowers to be discharged on the Closing Date and to include an acknowledgment by each such lender that upon receipt of such funds it will forthwith execute and deliver to the Administrative Agent for filing all termination statements, if any, and take all such other actions as may be necessary to terminate all mortgages, deeds of trust, security interests or other encumbrances, if any, granted by any of the Borrowers in favor of such lender.

                    Disbursement Instructions.

The Administrative Agent shall have received an initial Loan   Request
and   written   disbursement   instructions (including  instructions
for payment of the amounts referred to in Sect. 9.8 hereof) in reasonable detail from the Borrowers.

                    Closing of Acquisition.

The Acquisition shall have been duly consummated on or prior to the Closing Date in accordance with the terms of the Acquisition Documents and, after giving effect thereto, IC shall own all of the issued and outstanding capital stock of CCP Holdings. The Administrative Agent shall have received evidence reasonably satisfactory to it, of the completion by the parties to the Acquisition Documents of all actions to be taken prior to or concurrently with the closing of the transactions contemplated thereby pursuant to the terms thereof, including without limitation, the satisfaction or, to the extent consented to in writing by the Administrative Agent, waiver, of all conditions to closing set forth in Article VII of the Stock Purchase Agreement and the payment by each applicable party thereto of all amounts required
to be  paid  at  closing.   Notwithstanding the  foregoing  the
Administrative Agent hereby consents to the substitution of counsel for the Sellers. The Administrative Agent shall have received evidence, reasonably satisfactory to it, that all consents and approvals necessary to complete the Acquisition shall have been obtained and such consents and approvals shall be in form and
substance   reasonably satisfactory to the Administrative Agent.
Without limiting the foregoing, the Administrative Agent shall have received evidence, reasonably satisfactory to it, of the satisfaction by IC of the requirements of Sect. 6.11 of the Stock Purchase Agreement including the completion of all necessary DOT Filings (as defined in the Stock Purchase Agreement), the receipt of DOT Approval (as defined in the Stock Purchase Agreement), and, to the extent applicable, the satisfaction of all requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,
and the regulations promulgated   thereunder.    The   aggregate
consideration ascribed to the value of the capital stock of CCP Holdings pursuant to the Acquisition Documents shall not exceed $143,000,000, as such amount may be adjusted pursuant to the terms of
the  Acquisition  Documents.   In  addition,  CCP Holdings shall have
paid the Special Dividend concurrently with the making of the first Loan hereunder.

                    Proceedings and Documents.

All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in form and substance to the Banks and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Banks, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                            CONDITIONS TO ALL BORROWINGS.

The obligations of the Banks to make any Loan and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the
satisfaction  of  the following conditions   precedent   (provided
that   such  conditions precedent   shall  not  be  required  to  be
satisfied   in connection  with  any  conversion  or  continuation  of any Revolving Credit Loan (not involving the making of any Loan) pursuant to Sect. 2.7.1 or Sect. 2.7.2 hereof):

                    Representations True; No Event of Default.

Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument
delivered   pursuant   to  or  in connection with this Credit Agreement
shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

                    No Legal Impediment.

No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit, provided that those Banks to whom such change in law is not applicable shall continue to be obligated to make Loans or participate in such issuance, extension or renewal of such Letter of Credit, as the case may be, hereunder, notwithstanding the fact that one or more other Banks are affected by such change in law.

                    Governmental Regulation.

Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System; provided that those Banks
who shall  have  received such   statements   in   substance   and
form   reasonably satisfactory  to them shall continue to be obligated to make Loans or participate in such issuance, extension or renewal of such Letters of Credit, as the case may be, hereunder, notwithstanding the fact that one or more other Banks are affected by such failure to receive any such statements.

                        EVENTS OF DEFAULT; ACCELERATION; ETC.

                    Events of Default and Acceleration.

If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

(a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) the Borrowers or any of their Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Fronting Fees, the Agent's Fees, or other sums due hereunder or under any of the other Loan Documents, within three (3) Business Days of the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c) any of the Borrowers shall fail to comply with any of the covenants contained in Sect. Sect. 6 (other than Sect. 6.1, Sect. 6.4, the second sentence of Sect. 6.6, Sect. 6.9 and Sect. 6.10), 7 (other than Sect. 7.7) or 8;

(d)  any  of  the  Borrowers   or   any  of  their Subsidiaries  shall
fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Sect. 11.1) for thirty (30) days after written notice of such failure has been given to the Borrowers by the

            Administrative Agent;

(e) IC shall fail to perform any term, covenant or agreement contained in the Comfort Letter;

(f) any representation or warranty of any of the Borrowers or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(g) The Borrowers or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, Indebtedness in an aggregate principal amount in excess of $500,000 or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in an aggregate principal amount in excess of $500,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder of holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

(h) IC or any of the IC Material Subsidiaries (other than the Borrowers or their Subsidiaries) shall fail to pay at maturity, or within any applicable period of grace, Indebtedness in an aggregate principal amount in excess of $1,000,000, or IC or any of the IC Material Subsidiaries (other than the Borrowers or their Subsidiaries) shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in an aggregate principal amount in excess of $10,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder
to   accelerate   the maturity thereof;

(i) any of the Borrowers or its Subsidiaries, or any of IC or the IC Material Subsidiaries, shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers or its Subsidiaries, or any of IC or the IC Material Subsidiaries, or of any substantial part of the assets of any of the Borrowers or its Subsidiaries, or any of IC or the IC Material Subsidiaries, or shall commence any case or other proceeding relating to any of the Borrowers or its Subsidiaries, or any of IC or the IC Material Subsidiaries, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any
action to authorize or in furtherance of  any of  the   foregoing,   or
if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrowers or its Subsidiaries, or any of IC or the IC Material Subsidiaries, and any of the Borrowers or its Subsidiaries, or any
of  IC   or   the  IC  Material Subsidiaries,  shall  indicate  its
approval  thereof, consent  thereto  or  acquiescence  therein   or
such petition  or  application shall not have been dismissed within
forty-five   (45)  days  following  the  filing thereof;

(j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or its Subsidiaries, or any of IC or the IC Material Subsidiaries, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or its Subsidiaries,
or   any  of  IC  or  the  IC  Material Subsidiaries,  in  an
involuntary case under federal bankruptcy laws as now or hereafter constituted;

(k)  there shall  remain  in  force, undischarged, unsatisfied   and
unstayed,  for  more  than   thirty consecutive days, any final
judgment against any of the Borrowers or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrowers or any of their Subsidiaries exceeds in the aggregate $1,000,000;

(l)  there  shall  remain  in force, undischarged, unsatisfied   and
unstayed,  for  more   than   thirty consecutive days,  any final
judgment against IC or any of  the  IC  Material  Subsidiaries   (other
than the Borrowers and their Subsidiaries) that, with other outstanding final judgments, undischarged, against IC or any of the
IC Material Subsidiaries (other  than the Borrower   and   their
Subsidiaries)  exceeds  in  the aggregate $3,000,000;

(m)  if  any  of   the  Loan  Documents  shall  be cancelled,
terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement,consent or approval of the Issuing Bank, in the case of Letters of Credit, or the requisite Banks provided for herein, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers, IC, or any of their or its Subsidiaries party thereto, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(n)  with respect  to any Guaranteed Pension Plan, an ERISA Reportable
Event  shall  have occurred and the Majority   Banks   shall  have
determined   in   their reasonable discretion  that such event
reasonably could be  expected  to result in  liability  of  any  of the Borrowers or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000 for which such the Borrowers and their Subsidiaries are reasonably
likely   to   be primarily  liable  and  such event in the
circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the
appointment by the appropriate United States District   Court  of  a
trustee  to  administer   such Guaranteed Pension  Plan;  or a trustee
shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                       (o)  [Intentionally Omitted]

(p) there shall occur any material damage to, or loss, theft or destruction of, any material portion of the assets or properties of the Borrowers and their Subsidiaries, taken as a whole, which, after giving effect to the proceeds of any applicable insurance, would be reasonably expected to have a materially adverse effect on the business or financial condition of the Borrowers and their Subsidiaries, taken as a whole; or

(q) (i) IC shall at any time own less than 100% of the shares of the issued and outstanding capital stock of each of ICR and CCP Holdings, or (ii) CCP Holdings shall at any time own less than 100% of the shares of the issued and outstanding capital stock of each of the other Borrowers;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall (i) by notice in writing to the Borrowers declare all amounts owing with respect to Credit Agreement, the
Notes   and  the  other  Loan documents and all Reimbursement
Obligations  to be, and they shall  thereupon  forthwith  become,
immediately   due  and payable without presentment, demand, protest or
other notice any kind, all of which are hereby expressly waived by the Borrowers and (ii) require the Borrowers then to provide collateral in an amount equal to 100% of the then maximum Drawing Amount of all Letters of Credit as required by Sect. 3.2(c) hereof; provided that in the event of any Event of Default specified in Sect. Sect. 11.1(i) or 11.1(j), with respect to any of the Borrowers or
their Subsidiaries,  all  such amounts   shall   become   immediately
due   and   payable automatically and without any requirement of notice from the Administrative Agent or any Bank.

                    Termination of Commitments.

If any one or more of the Events of Default specified in Sect. Sect. 11.1(i) or 11.1(j), with respect to any of the Borrowers or their Subsidiaries, shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Issuing Bank shall be relieved of all further
obligations to issue, extend or renew Letters of  Credit.   If  any
other Event of Default   shall   have  occurred  and  be  continuing,
the Administrative Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers or any of their Subsidiaries of any of the Obligations.

                    Remedies.

In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Sect. 11.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the  specific  performance  of  any  covenant  or agreement contained  in  this  Credit  Agreement  and  the  other Loan
Documents   or   any   instrument   pursuant  to  which  the
Obligations  to  such  Bank  are  evidenced,   including  as permitted
by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. To the extent permitted by applicable law, no remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                    Distribution of Proceeds.

In the event that, during the continuance of an Event of Default, the Administrative Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in
connection with   the   collection   of   such   monies   by   the
Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;
(b)  Second,  to  all  other  Obligations  in such order   or
preference   as  the  Majority  Banks  may determine;  provided,
however, that distributions in respect of such Obligations shall be made (i) pari passu among Obligations with respect to the Agent's Fees, the Fronting Fees, and all other fees owing to the Administrative Agent, on the one hand, and all other Obligations, on the other, and (ii) such that payments in respect of Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Administrative Agent may require the providing of cash collateral referred to in Sect. Sect. 3.2(c) and 11.1 hereof and also in its discretion make proper allowance to take into account any other Obligations not then due and payable;

(c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Administrative
Agent  of  all of the Obligations,   to   the   payment   of  any
applicable obligations  required  to  be  paid  pursuant   to  Sect. 9-
504(1)(c)   of  the  Uniform  Commercial  Code  of  the Commonwealth
of   Massachusetts   (to   the   extent applicable); and (d)  Fourth,
the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                       SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of such Bank may to the fullest extent permitted by law be applied to or set off by such Bank against the payment of Obligations and any and all
other  liabilities,   direct,   or   indirect,  absolute  or
contingent, then due, of such Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of such Borrower to such
Bank,   other   than  Indebtedness evidenced  by  the  Notes held by
such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and
(ii) if such Bank shall receive from such Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against such Borrower at law or in equity or by
proof thereof    in   bankruptcy,   reorganization,   liquidation,
receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery,
but without interest.   Each  Bank  will  give  written  notice  to
the Borrowers promptly after any exercise of its rights under this Sect. 12.

                              THE ADMINISTRATIVE AGENT.

                    Authorization.

(a) The Administrative Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such
powers   as  are  reasonably  incident  thereto, provided  that  no
duties   or  responsibilities  not expressly assumed herein or therein shall be implied to have  been assumed by the Administrative  Agent.
Only the Administrative Agent shall have any rights, duties or responsibilities as agent for the Banks under this Credit Agreement and the other Loan Documents. Neither the Co-Agent, nor BA Securities, Inc. (having acted as syndication agent in connection herewith), shall have any rights, duties or responsibilities in its capacity as such.
Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference only to the Administrative Agent.

(b) The relationship between the Administrative Agent and each of the Banks is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to
describe, as a form   of   convention,  the  independent   contractual
relationship  between the Administrative Agent and each of  the  Banks.
Nothing  contained  in  this  Credit Agreement  nor  the  other   Loan
Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Banks.

(c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Administrative Agent
with  respect to all(if    any)    collateral   security   and
guaranties contemplated by or relating to the Loan Documents.

                    Employees and Agents.

The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents.

The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

                    No Liability.

Neither   the  Administrative  Agent  nor  any  of  its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under
any of  the other  Loan   Documents,   or   in  connection  herewith
or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

                    No Representations.

The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the ther Loan Documents or any
instrument   at   any  time constituting, or intended to constitute,
collateral security for  the  Notes,  or  for  the  value of any such
collateral security   or   for   the   validity,   enforceability    or
collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any
instrument   at   any  time  constituting,  or  intended  to
constitute, collateral security for the Notes or to inspect any of the properties, books or records of any of the Borrowers or any of their Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have
been  duly authorized   or   is   true,  accurate  and  complete.   The
Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness
or  financial  conditions  of any of the Borrowers   or   any   of
their  Subsidiaries.   Each  Bank acknowledges that it has,
independently and without reliance upon the Administrative Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                    Payments.

                Payments to Administrative Agent.

A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata or other
applicable   share   of   payments   received   by  the Administrative
Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                         Distribution by Administrative Agent.

If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of
competent  jurisdiction.   If  a  court   of competent  jurisdiction
shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such
distribution shall  have  been  made  shall  either   repay  to  the
Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                         Delinquent Banks.

Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails
(i) to make available to the Administrative Agent its applicable pro rata share (if any) of any Loan or to purchase its applicable pro rata
 amount   (if   any)  of  any  Letter  of  Credit Participation or (ii)
to  comply with the provisions of Sect. 12   with   respect   to
making   dispositions   and arrangements with the other Banks,  where
such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata (based on all applicable outstanding Loans and Unpaid Reimbursement Obligations) share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency
is  satisfied.   A Delinquent Bank  shall  be  deemed  to  have
assigned any and all payments due to it from the Borrowers, whether on account of the applicable outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining applicable nondelinquent Banks for application to, and reduction of, their respective applicable pro rata shares of all then applicable outstanding Loans and Unpaid Reimbursement Obligations so affected by such delinquency. The Delinquent Bank hereby
authorizes   the   Administrative   Agent   to distribute  such
payments to the nondelinquent Banks in proportion to their respective applicable pro rata shares of all such applicable outstanding
Loans and Unpaid Reimbursement Obligations.   A  Delinquent  Bank shall
be deemed to have satisfied in full a delinquency when and if, as a
result of application of the assigned payments   to   all   outstanding
Loans   and  Unpaid Reimbursement Obligations of the nondelinquent
Banks so affected by such delinquency, the applicable Banks' respective pro rata shares of all such applicable outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                    Holders of Notes.

The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

                    Indemnity.

The Banks ratably agree hereby to indemnify and hold harmless the Administrative Agent from and against any and all claims, actions
and  suits  (whether   groundless  or otherwise), losses, damages,
costs, expenses (including any expenses for which the Administrative Agent has not been reimbursed by the Borrowers as required by Sect. 14), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the
Administrative   Agent's   willful   misconduct   or   gross
negligence.

                    Administrative Agent as Bank.

In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

                    Resignation.

The  Administrative  Agent  may  resign  at any time by giving sixty
(60) days prior written notice thereof  to  the Banks  and  the
Borrowers.   Upon any such resignation, the Majority Banks shall have
the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing,  such  successor Administrative Agent shall be reasonably
acceptable  to  the Borrowers.   If no successor Administrative Agent
shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring
Administrative   Agent's   giving  of  notice  of resignation, then the
retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P.  Upon the  acceptance  of any appointment as Administrative
Agent hereunder  by  a  successor   Administrative   Agent,   such
successor  Administrative  Agent  shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations
hereunder.   After  any   retiring Administrative  Agent's resignation,
the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions
taken or omitted  to  be  taken   by   it  while  it  was  acting  as

                     Administrative Agent.

           Notification of Defaults and Events of Default.

Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the
Administrative  Agent  thereof.   The Administrative Agent hereby
agrees that upon receipt of any notice under this Sect. 13.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                            EXPENSES.

Each of the Borrowers jointly and severally agrees to pay (i) the reasonable out-of-pocket costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any transfer taxes, documentary taxes, assessments or similar charges payable to any governmental authority by reason of the execution and delivery of the Loan Documents (the Borrower hereby agreeing to indemnify the Banks with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel and any local counsel to the Administrative Agent incurred in connection with the preparation and negotiation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, and any assignments entered into pursuant to Sect. 4.9(b) hereof, (iv) the reasonable expenses and disbursements of the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation, copying and distribution of the Loan Documents and other instruments mentioned herein, each cllosing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, and any assignments entered into pursuant to Sect. 4.9(b) hereof, (v) the reasonable expenses and disbursements of the Administrative Agent, the Co-Agent, and BA Securities, Inc., in its capacity as the syndication agent in connection with the syndication of the Loan Documents, (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank, the Administrative Agent, the Co-Agent or of BA Securities, Inc., in
its  capacity  as  the  syndication  agent,   and reasonable
consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank, the Administrative Agent, the Co-Agent or BA Securities, Inc., in its capacity as the syndication agent, in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence and during the continuance of an Event of Default, and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's, the Administrative Agent's, the Co-Agent's or BA Securities, Inc.'s (in its capacity as the syndication agent) relationship with the Borrowers or any of their Subsidiaries, other than as directly caused by the gross negligence or willful misconduct of any such Person or their violation of this Credit Agreement, and
(vii) all reasonable expenses and disbursements of the Administrative Agent incurred in connection with UCC searches and Board searches. The covenants of this Sect. 14 shall survive payment or satisfaction of all other Obligations.

                                   INDEMNIFICATION.

Each of the Borrowers jointly and severally agrees to indemnify and hold harmless the Administrative Agent, the Co-Agent, BA
Securities,   Inc.,   in   its  capacity  as syndication  agent, and
the Banks from and against  any  and all  claims,  actions   and
suits  whether  groundless  or otherwise, and from and against  any and  all  liabilities, losses,  damages and expenses of every nature and  character arising out  of  this  Credit  Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by any of the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) any of the Borrowers or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to the Borrowers and their Subsidiaries and their respective
properties  and assets,  the  violation  of  any   Environmental   Law,
the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with
any such   investigation,   litigation   or   other  proceeding;
provided, however, that the foregoing indemnification shall not apply to any loss, cost, or expense resulting directly from the gross negligence or willful misconduct of the Administrative Agent, the Co-Agent, BA Securities, Inc. or any Bank or their violations of this Credit Agreement or any other Loan Document. In litigation, or the preparation therefor, the Banks, the Co-Agent, BA Securities, Inc., in its capacity as syndication agent, and the Administrative Agent shall be entitled to select their own counsel (which counsel shall be reasonably satisfactory to the Borrowers) and to participate in the defense and the investigation of such claim, action or proceeding and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel except to the extent that such fees and expenses are the result of the gross negligence or willful misconduct of the Administrative Agent, the Co-Agent, BA Securities, Inc. or any of the Banks. If, and to the extent that the obligations of the Borrowers under this Sect. 15 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Sect. 15 shall survive payment or satisfaction in full of all other Obligations.

                             SURVIVAL OF COVENANTS, ETC.

All   covenants,   agreements,    representations   and warranties made
herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Administrative Agent at any time by or on behalf of any of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary hereunder.

                            ASSIGNMENT AND PARTICIPATION.

                    Conditions to Assignment by Bank.

Except as provided herein, each Bank may  assign to one or   more
Eligible  Assignees  all  or  a  portion  of  its interests,   rights
and   obligations  under  this  Credit Agreement  (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (i) each of the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrowers, shall have given its prior written consent to such assignment, which consent, in the case of the Borrowers, will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (iv) the parties to such assignment shall execute and deliver to the
Administrative  Agent,  for  recording in the Register   (as
hereinafter  defined),  an  Assignment   and Acceptance,  substantially
in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, and the payment of the registration fee referred to in Sect. 17.3, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, provided that such assignee shall have no greater rights than the assigning Bank under Sect. Sect. 4.3.2 or 4.7, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Sect. 17.3, be released from its obligations under this Credit Agreement (other than as to the confidentiality provisions contained in Sect. 26 hereof and other than those obligations, if any, in respect of breaches of this Credit Agreement, if any, by it as remain unsatisfied); provided, however, that the assigning Bank shall retain its rights to be indemnified pursuant to Sect. 15 hereof with respect to any claims or actions arising prior to the effective date of such assignment.

       Certain Representations  and Warranties; Limitations;

                         Covenants.

By   executing  and  delivering   an   Assignment   and Acceptance, the
parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

(a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby
free and clear of any adverse   claim,   the   assigning   Bank   makes
no representation or warranty, express or implied, and assumes and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with this
Credit Agreement or the execution,    legality,    validity,
enforceability, genuineness,  sufficiency   or  value  of  this  Credit
Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any applicable security interest or mortgage,

(b)  the assigning Bank makes no representation or warranty  and
assumes and shall have no responsibility with  respect  to   the
financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

(c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Sect. 5.4 and Sect. 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(d) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

(e)  such assignee represents and warrants that it is an Eligible
Assignee;

(f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

(g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

(h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

(i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

                              Register.

The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the
Banks  and   the  Commitment Percentage  of, and principal amount of
the Loans  owing  to and Letter of  Credit Participations purchased by,
the Banks from time to time.   The  entries  in  the Register shall be
conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes
of this Credit  Agreement.   The Register shall  be available for
inspection by the Borrowers and the Banks at  any  reasonable time and
from time to time upon reasonable prior notice.   Upon  each such
recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $2,500.

                    New Notes.

Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of
the   surrendered  Notes,  shall  be  dated  the effective date of such in  Assignment  and  Acceptance  and shall  otherwise  be
substantially the form of the assigned Notes.   The  surrendered
Notes  shall  be  cancelled  and returned to the Borrowers.

                    Participations.

Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and
(iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal, interest or fees in which such participant participates.

                    [Intentionally Omitted]

Assignee   or   Participant   Affiliated   with   the Borrowers.

If any assignee Bank is an Affiliate of any of the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of
granting consents or waivers or for   purposes   of   agreeing  to
amendments   or   other modifications to any of  the  Loan Documents or
for purposes of making requests to the Administrative Agent pursuant to Sect. 11.1 or Sect. 11.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest
in  any  of  the  Loans.   If  any  Bank  sells  a participating
interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate of a Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Sect. 11.1 or Sect. 11.2 to the extent that such participation is beneficially owned by any Borrower or any Affiliate of the Borrowers, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

                 Miscellaneous Assignment Provisions.

Any assigning Bank shall retain its rights to be indemnified pursuant to Sect. 14 with respect to any claims or actions arising prior to the date of such assignment. If any of the Reference Banks transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation
with   the Borrowers  and  with  the  consent  of the Borrowers and the
Majority Banks, appoint another Bank to act as a replacement Reference Bank hereunder. Anything contained in this Sect. 17 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Sect. 4 of the Federal Reserve
Act, 12 U.S.C.  Sect. 341.   No such pledge  or  the  enforcement
thereof shall release the pledgor Bank from its obligations hereunder
or under any of the   other   Loan  Documents.   Upon  recordation  of
any assignments  in  the  Register  pursuant  to  Sect. 17.3  hereof,
Schedule 1 hereto shall be revised to reflect the name, address and Commitment of each new Bank hereunder and to reflect each Bank's new Commitment Percentage (and, if applicable, any change in its Commitment) after giving effect to such assignment.

                    Assignment by Borrowers.

The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                    NOTICES, ETC.

Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery by hand or via overnight courier or U.S. postal service, addressed as follows:

(a) if to the Borrowers, at 402 East 4th Street, Waterloo, Iowa 50704, Attention: Shirley Austin, with a copy to Illinois Central
Railroad Company, 455  North Cityfront  Plaza   Drive,   Chicago,
Illinois 60611, Attention: Douglas A. Koman, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

(b)  if  to   the  Administrative  Agent,  at  100 Federal   Street,
Transportation   Division,   Boston, Massachusetts  02110,  USA,
Attention: Dexter Freeman, Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

(c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                                    GOVERNING LAW.

THIS  CREDIT  AGREEMENT  AND,   EXCEPT   AS   OTHERWISE SPECIFICALLY
PROVIDED  THEREIN,  EACH  OF  THE  OTHER  LOAN DOCUMENTS  ARE
CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS  AND
SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE  WITH  AND   GOVERNED
 BY   THE   LAWS  OF  SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE
LAWS APPLICABLE TO  CONFLICTS  OR  CHOICE  OF  LAW).   EACH OF THE
BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE
COURTS OF THE  COMMONWEALTH  OF  MASSACHUSETTS OR ANY FEDERAL   COURT
SITTING  THEREIN  AND  CONSENTS   TO   THE NONEXCLUSIVE JURISDICTION
OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN Sect. 18. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                      HEADINGS.

The   captions   in  this  Credit  Agreement  are   for convenience of
reference  only and shall not define or limit the provisions hereof.

                                    COUNTERPARTS.

This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original,
and all of which together shall constitute one instrument.   In
proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                                ENTIRE AGREEMENT, ETC.

The  Loan Documents and any other documents executed in connection
herewith   or   therewith  express  the  entire understanding   of
the  parties  with   respect   to   the transactions  contemplated
hereby.   Neither  this  Credit Agreement  nor  any  term hereof  may be changed, waived, discharged or terminated, except as provided in Sect. 24.

                                WAIVER OF JURY TRIAL.

Each of the parties hereto hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations.

                         CONSENTS, AMENDMENTS, WAIVERS, ETC.

Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other
instrument   related  hereto  or mentioned  herein  may  be  amended,
and the performance  or observance  by  any  of  the  Borrowers   or
any  of  their Subsidiaries  of  any  terms  of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers (or, in the case of the Comfort Letter, IC) and the written consent of the Majority Banks. Notwithstanding the foregoing, no Borrower may be released from its joint and several Obligations without the consent of all of the Banks (other than Borrowers with no material assets, which may be so released with the consent of the Majority Banks); the rates of interest on the Notes(other than interest accruing pursuant to Sect. 4.11.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the amount, term, and maturity of the Notes, the Maturity Date, the amount and duration of the respective Commitments and Commitment Percentages of the Banks (except pursuant to and to the extent of, assignments duly made pursuant to and in accordance with Sect. 17), the Total Commitment, the dates and amounts of any required principal or interest payments, and the payment dates and amount of commitment fees or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrowers and the written consent of each of the Banks; the definition of Majority Banks, this Sect. 24, and any provisions of the Loan Documents providing for the approval, consent or direction of the Administrative Agent or of a specified number, combination, or percentage of the Banks and the Administrative Agent or holders of a specified percentage of the Total Commitment or the Obligations in any case with respect to any action or matter relating to the Loan Documents, may not be amended without the written consent of each of the Borrowers and all of the Banks; and the Fee Letter, the amount of the Agent's Fees or any other fees payable for the Administrative Agent's account and Sect. 13 may not be amended without the written consent of each of the Borrowers and the Administrative Agent; and Sect. 3 and the amount of any Letter of Credit Fees, Fronting Fees or any other fees payable for the Issuing Bank's account, may not be amended without the written consent of each of the Borrowers and the Issuing Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial
thereto.   No  notice to or demand upon the Borrowers shall entitle the
Borrowers to other or further notice or demand in similar or other circumstances.

                                    SEVERABILITY.

The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction,
or any other clause  or  provision  of  this  Credit   Agreement  in
any jurisdiction.

                                   CONFIDENTIALITY.

All confidential information and documents concerning the Borrowers and their Subsidiaries supplied by the Borrowers to the Banks shall be held in confidence by the Administrative Agent, the Issuing Bank and each of the Banks, and none of the Administrative Agent, the Issuing Bank or any of the Banks shall disclose such information and documents, except each of the Borrowers hereby authorizes each such Person to disclose any information obtained
pursuant  to  this  Credit  Agreement   or  the  other  Loan Documents
(a) to assignees or participants and potential assignees and participants, (b) to legal counsel for the Administrative Agent, the Issuing Bank or, as the case may be, such Bank, (c) to consultants of the Administrative Agent, the Issuing Bank or, as the
case may be, such Bank who   have   agreed  to  be  bound  by  the
confidentiality provisions of this Credit Agreement, (d) to employees of and agents for the Administrative Agent, the Issuing Bank or, as the case may be, such Bank in their ongoing business, (e) to any independent auditors of the Administrative Agent, the Issuing Bank or, as the case may be, such Bank, and (f) to all appropriate
governmental  regulatory   authorities  or courts  to  the  extent
requested or subpoenaed, and as otherwise required by law or legal process, but only in each case to the extent permitted by
applicable   laws  and regulations,   including   those   applying   to
classified material.   Upon  receipt  of  a  request  to  disclose  any
information to governmental authorities or courts other than governmental bank examiners and independent auditors of the Administrative Agent, the Issuing Bank and each of the Banks, the Administrative Agent, the Issuing Bank, or as the case may be, such Bank, will notify the Borrowers, to the extent permitted by applicable law and regulations, of such request and, to the extent practicable and permitted by applicable laws and regulations, permit the Borrowers to seek a protective order with respect thereto.







                       [Remainder of Page Intentionally Left Blank]



                                         -3-


IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                           CCP HOLDINGS, INC.


                                           By:
                                               Name:
                                               Title:

                                           CHICAGO, CENTRAL & PACIFIC
                                           RAILROAD COMPANY


                                           By:
                                               Name:
                                               Title:

                                           CEDAR RIVER RAILROAD
                                           COMPANY


                                           By:
                                               Name:
                                               Title:

                                           IRON HORSE PROPERTIES, INC.


                                           By:
                                               Name:
                                               Title:

                                           MISSOURI RIVER BRIDGE
                                           COMPANY


                                           By:
                                               Name:
                                               Title:


                                           THE FIRST NATIONAL BANK OF
                                           BOSTON,    individually,
as
                                     Administrative  Agent,  and as
                                              Issuing Bank



                                           By:
                                               Name: Dexter Freeman
                                               Title:Director

                                         BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as Co-Agent



                                           By:
                                               Name:
                                               Title:

                                           BANK OF AMERICA ILLINOIS



                                           By:
                                               Name:
                                               Title:

                                      THE CHASE MANHATTAN BANK, N.A.



                                           By:
                                               Name:
                                               Title:

                                      TORONTO DOMINION (TEXAS), INC.



                                           By:
                                               Name:
                                               Title: